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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTREPID POTASH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
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April 7, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 annual meeting of stockholders for Intrepid Potash, Inc., which is scheduled to be held at the Pecos River Village Conference Center, 701 Muscatel Avenue, Carlsbad, NM, 88220 on Thursday, May 28, 2009, at 4:30 p.m. local time.

        At the meeting, you and the other stockholders will vote on:

  •
  The election of one Class I Director nominated by the Board of Directors to serve a three-year term expiring at the 2012 annual meeting of stockholders;

  •
  The ratification of the appointment by the Audit Committee of KPMG LLP as the Company's Independent Registered Public Accounting Firm.

        You will also have the opportunity to hear reports on Intrepid's operations and to ask questions of general interest. You can find other, more specific information about the meeting in the accompanying proxy statement, and you can find detailed information about Intrepid in our 2008 Annual Report, which is available on our website www.intrepidpotash.com.

        Pursuant to new Securities and Exchange Commission rules, we will now provide you with access to our proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2008 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report, and a form of proxy card. We may also choose to mail printed proxy materials to one or more stockholders.

        You may vote your shares by using the telephone or Internet voting systems described on the notice card, or on a proxy card if it was mailed to you. If you received a printed copy of a proxy card by mail, you may submit your proxy card by completing and signing the proxy card and returning it promptly. This will ensure that your shares are represented at the meeting even if you cannot attend.

        Thank you for your cooperation by voting by telephone or the Internet, or returning your proxy card, as promptly as possible. We hope to see many of you at our meeting in Carlsbad.

Very truly yours,

Robert P. Jornayvaz III Chairman and Chief Executive Officer

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202

NOTICE OF ANNUAL STOCKHOLDERS' MEETING
on May 28, 2009

To All Stockholders:

        The 2009 annual meeting of the stockholders of Intrepid Potash, Inc. is scheduled to be held at the Pecos River Village Conference Center, 701 Muscatel Avenue, Carlsbad, NM, 88220 on Thursday, May 28, 2009, at 4:30 p.m. MDT. The purpose of the meeting is:

  1)
  The election of one Class I Director nominated by the Board of Directors to serve a three-year term expiring at the 2012 annual meeting of stockholders;

  2)
  The ratification of the appointment by the Audit Committee of KPMG LLP as the Company's Independent Registered Public Accounting Firm; and

  3)
  To transact any other business that may properly come before the meeting.

        Only stockholders of record at the close of business on April 1, 2009, may vote at this meeting.

        Please vote by using the telephone or Internet voting systems described on the proxy card or, if this proxy statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible. Any stockholder may revoke its proxy at any time before the vote is taken at the meeting.

By Order of the Board of Directors of Intrepid Potash, Inc.

David W. Honeyfield Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

Denver, Colorado
April 7, 2009

Proxy Statement Table of Contents

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006

PROXY STATEMENT

General

        This proxy statement contains information about the 2009 Annual Meeting of Stockholders of Intrepid Potash, Inc. to be held at the Pecos River Village Conference Center, 701 Muscatel Avenue, Carlsbad, NM, 88220 on Thursday, May 28, 2009, at 4:30 p.m. MDT. The Intrepid Board of Directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement, "Intrepid," "the Company," "we," and "us" refer to Intrepid Potash, Inc. inclusive of its subsidiaries and of Intrepid Mining LLC as our predecessor entity prior to our initial public offering.

Purpose of the Annual Meeting

        At the Company's annual meeting, stockholders will vote on:

  1)
  The election of one Class I Director to serve a three-year term expiring at the 2012 annual meeting of stockholders;

  2)
  The ratification of the appointment by the Audit Committee of KPMG LLP as the Company's Independent Registered Public Accounting Firm; and

  3)
  Any other business which may properly come before the meeting.

        As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Information About the Internet Availability of Proxy Materials

        The proxy materials, including this proxy statement, a proxy card or voting instruction card, and the Company's 2008 Annual Report, are being distributed and made available on or about April 15, 2009. In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, the Company has furnished our proxy materials to our stockholders on the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to the Company's stockholders on or about April 15, 2009. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The Company may elect to mail printed proxy materials to one or more stockholders.

        The Notice will also provide instructions on how to inform the Company to send future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it. Choosing to receive future proxy materials by email will reduce the Company's printing and mailing costs.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2009: The proxy statement and 2008 Form 10-K of the Company are available at http://www.edocumentview.com/IPI.

 Who Can Vote

        Only stockholders of record at the close of business on the record date of April 1, 2009, are entitled to receive notice of the annual meeting and to vote the shares of Intrepid common stock they held on that date. As of April 1, 2009, there were 74,985,026 shares of common stock issued and outstanding by the Company, including 313,272 shares that are represented by unvested restricted shares of stock issued to employees and consultants under our 2008 Equity Incentive Plan. Holders of Intrepid common stock and owners of unvested restricted shares are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

How to Vote

        If your shares of Intrepid common stock are held by a broker, bank, or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

        If you hold shares of Intrepid common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by following the telephone or Internet voting procedures described on the electronic proxy card that can be found on the Internet, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope. The telephone and Internet voting procedures are designed to ensure that proxies are handled properly under Delaware law. Votes cast in either of these two manners are authenticated by use of a personal identification number and allow stockholders to confirm that their instructions have been properly recorded.

        If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

        A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

  •
  FOR the election of one Class I Director to serve a three-year term expiring at the 2012 annual meeting of stockholders, as named in this proxy statement under the caption "Nominee for Election as a Class I Director"; and

  •
  FOR the ratification of the appointment by the Audit Committee of KPMG LLP as the Company's Independent Registered Public Accounting Firm.

Revoking a Proxy

        You may revoke a proxy before the vote is taken at the meeting by:

  •
  Submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the meeting;

  •
  By voting in person at the meeting; or

  •
  By filing a written revocation with Intrepid's Secretary.

        Your attendance at the annual meeting will not automatically revoke your proxy.

Voting Requirements

        Election of Class I Director—The Intrepid Bylaws provide that the election of directors shall be decided by the vote of the holders of a plurality of the shares present in person or by proxy at the meeting and entitled to vote. Any shares present but not voted for approval, including withheld votes and broker non-votes, will have no effect on the outcome.

        Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm—This ratification shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as if the shares were voted against approval.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. Per the Company's Bylaws, a quorum will exist if stockholders holding a majority of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum. A broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Payment of Proxy Solicitation Costs

        Intrepid will pay all costs of soliciting proxies. Intrepid has retained The Altman Group, Inc. to assist in the solicitation of proxies for an estimated fee of $6,000, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, Intrepid officers, directors, and employees, without additional compensation, may also solicit proxies in person, by telephone, or by other electronic means of communication. Intrepid will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy material to their principals and obtain authority to execute proxies.

PROPOSAL 1—ELECTION OF CLASS I DIRECTOR

        Our board consists of five directors who are divided into three classes, designated as Class I, Class II and Class III. According to our Bylaws and Amended and Restated Certificate of Incorporation, the number of directors constituting the entire board is fixed exclusively by the Board of Directors from time to time. The directors are to be divided as evenly as possible into the three classes. If the number of directors is not evenly divisible by three, the remaining positions shall be allocated first to Class III and then to Class II. The initial term of the Class I Director expires at the 2009 annual meeting of stockholders; the initial term of the Class II Directors shall expire at the 2010 annual meeting of stockholders; and the initial term of the Class III Directors shall expire at the 2011 annual meeting of stockholders. Thereafter, each class of directors will serve for a staggered three-year term upon their election. At this meeting, one Class I director will be elected to serve for three years. The Company's nominee for this directorship is identified below; that individual is currently serving in the capacity of a member of the Board of Directors.

        The Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee of the Board of Directors shall be responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. This committee performed its evaluation and nominating committee functions during 2008 and early 2009. The committee selects each nominee based on the nominee's skills, achievements, and experience. As set forth in the Company's Corporate Governance Guidelines, the Board as a whole should have broad and relevant experience in high level business policymaking and a commitment to representing the best interests of the Company and all of its stockholders. The committee believes that each nominee should have the highest level of personal and professional ethics, integrity, and values together with expertise that is useful to the Company and complementary to the background and expertise of other members of the Board. Additionally, nominees are expected to have a willingness and ability to devote the time necessary to carry out the duties and responsibilities of Board membership, and a desire to ensure that the Company's operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations.

        The committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will effectively contribute to the long-term success of the Company and represent stockholder interests.

        When seeking candidates for a new director, the committee solicits suggestions from incumbent directors, management, stockholders, and others. The committee has authority under its charter to retain a search firm for this purpose. If the committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

        The committee will consider suggestions by stockholders of possible future nominees. Stockholders may nominate persons for election to the Board in accordance with the Company's Bylaws. No such suggestions were received during 2008. For nominations or other business to be properly brought before an annual meeting by a stockholder aside from the Company's notice of meeting or by or at the direction of the Board or any committee thereof, the stockholder's notice shall be delivered to the Secretary at the principal executive office offices of the Company not later than the close of business of the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting, subject to certain other conditions as described in the Company's Bylaws. Accordingly, proper notice of a stockholder nomination for election as director for the 2009 annual meeting must be received by Intrepid between January 27, 2010, and February 26, 2010.

Nominee for Election as a Class I Director

        Biographical information as of April 1, 2009, including principal occupation and business experience during the last five years, for the nominee for director is set forth below. Unless otherwise stated, the principal occupation of this nominee has been the same for the past five years.

	Age	Director Since
Terry Considine has served as Chief Executive Officer and Chairman of Apartment Investment Management Company, a publicly held, multi-family apartment real estate investment trust, since July 1994. Mr. Considine has also served as Chief Executive Officer and Chairman of American Land Lease, Inc., another publicly held real estate investment trust from July 1996 through February 2009.	61	April, 2008

        The proxies will be voted in favor of the nominee unless a contrary specification is made in the proxy. The nominee has consented to serve as director of the Company if elected. However, if the nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for a substitute who will be designated by the Board of Directors.

 Directors Continuing in Office

        Biographical information for our directors continuing in office is set forth below.

	Age	Director Since
Class II Directors (Term Expires at 2010 Annual Meeting)

J. Landis Martin is the founder of the private equity firm Platte River Ventures and has been a Managing Director since November 2005. Mr. Martin retired as Chairman and Chief Executive Officer of Titanium Metals Corporation, an integrated producer of titanium metals, where he served from 1989 until November 2005. Mr. Martin served as President and Chief Executive Officer of NL Industries, Inc., a manufacturer of titanium dioxide chemicals, from 1987 to 2003 and was Chairman and Chief Executive Officer of Baroid Corporation from 1990 to 1994. Mr. Martin is Chairman of the Board of Directors of Crown Castle International Corp. and is also a director of Halliburton Company and Apartment Investment Management Company.

	63	December, 2007

Barth E. Whitham has served as President and Chief Executive Officer of Enduring Resources,  LLC, a company focused on the acquisition and exploitation of long-lived natural gas assets in domestic onshore basins, since July 2005, and also serves on its board of directors. From January 1991 to June 2005, Mr. Whitham served as President and Chief Operating Officer of Westport Resources Corp., a publicly traded Rocky Mountain-based exploration and production company, and also served on its board of directors. Mr. Whitham also serves as a director of Ensign Energy Services Inc., an oilfield services company publicly traded on the Toronto Stock Exchange.

	52	April, 2008
Class III Directors (Term Expires at 2011 Annual Meeting)

Robert P. Jornayvaz III has served as Chairman of the Board and Chief Executive Officer of Intrepid since its organizational actions in December 2007 and has served, directly or indirectly, as a manager of Mining since its formation in January 2000. Mr. Jornayvaz is the 100 percent owner of Intrepid Production Corporation, which owned 40 percent of Mining prior to the IPO and 100 percent of IPC Management LLC, one of two managers of Mining. Intrepid Production Company also owns 50 percent of Intrepid Oil & Gas, LLC. Mr. Jornayvaz has 28 years of experience in the oil and gas industry and ten years of experience in the potash industry. Mr. Jornayvaz has been associated with Mr. Harvey for approximately 13 years, participating in joint property acquisition arrangements through their own companies until forming Intrepid Oil & Gas, LLC in 1996.

	50	December, 2007

Age	Director Since

Hugh E. Harvey, Jr. has served as Executive Vice President of Technology and Director of Intrepid since its organizational actions in December 2007 and has served, directly or indirectly, as a manager of Mining since its formation in January 2000. Mr. Harvey's title was recently changed to Chief Technology Officer. Since February 2009, Mr. Harvey has taken over the responsibilities of Chief Operating Officer following the departure of the Company's former Chief Operating Officer. Mr. Harvey is 100 percent owner of Harvey Operating and Production Company, which owned 40 percent of Mining prior to the IPO and the 100 percent of HOPCO Management LLC, one of two managers of Mining. Harvey Operating and Production Company also owns 50 percent of Intrepid Oil & Gas, LLC. Mr. Harvey has ten years' experience in the potash mining industry, over 25 years of experience in the oil and gas industry and a unique combination of mining, mineral processing, drilling, field operations and economic evaluation experience. Mr. Harvey has been associated with Mr. Jornayvaz for approximately 13 years, participating in joint property acquisition arrangements through their own companies until forming Intrepid Oil & Gas, LLC in 1996.

56	December, 2007

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" electing the nominee.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Intrepid's stockholders are being asked to ratify the appointment by the Audit Committee of KPMG LLP as the Company's Independent Registered Public Accounting Firm. KPMG LLP has served as the Company's Independent Registered Public Accounting Firm since 2007 and the Audit Committee has selected KPMG LLP to perform the audit as of and for the year ended December 31, 2009.

        The Audit Committee is responsible for selecting the Company's independent auditors for the fiscal year ending December 31, 2009. Stockholder approval is not required to appoint KPMG LLP as the Company's independent auditors. Notwithstanding that, the Board of Directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. The Audit Committee is solely responsible for selecting the Company's independent auditors. If the stockholders do not ratify this appointment, the Audit Committee will review its future selection of independent auditors.

        To the knowledge of management, neither KPMG LLP nor any of its members has any direct or material indirect financial interest in Intrepid or any connection with Intrepid in any capacity other than as independent public accountants. A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2008 and 2007. All services and fees including tax service fees were pre-approved by the Audit Committee.

	2008	2007
Audit Fees	$718,218	$796,803	(1)
Audit Related Fees	367,983	220,118
Tax Fees	50,774	—
All Other Fees, including financial systems design and implementation	12,929	—

Total Fees	$1,149,904	$1,016,921

    (1)
    Includes $378,884 and $417,919 of audit fees related to the audit of 2007 and the audit of 2006 respectively, that were each performed in 2007.

        The audit related fees include reviews of registration statements and related consents and comfort letters. The tax fees include assistance with compliance related and technical research. All other fees relate to specific non-attest, non-income tax related research. The Audit Committee has concluded that the provision of these non-audit services is compatible with maintaining the accountants' independence.

Audit Committee Pre-approval Policy and Procedures

        The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent accountants, and shall approve in advance any non-audit services to be performed by the independent accountants. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimus exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent accountants, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent accountants (including the related fees and other terms of such services).

        In connection with this policy, the following procedures are followed: (i) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent accountants during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent accountants; (ii) actual amounts paid to the independent accountants are monitored by financial management of the Company and reported to the Audit Committee; (iii) any services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (iv) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" the ratification of the appointment by the Audit Committee of KPMG LLP as the Company's Independent Registered Public Accounting Firm.

 CORPORATE GOVERNANCE

Board of Directors

        The initial Board of Directors of Intrepid, which was appointed prior to the Company's initial public offering by an organizational action in December 2007, was comprised of Robert P. Jornayvaz III, Hugh E. Harvey, Jr. and J. Landis Martin. Terry Considine and Barth E. Whitham were appointed to the board of directors of the Company at a meeting of the board of directors held on April 20, 2008.

        The Board is comprised of a majority of independent directors. The Board has determined that Terry Considine, J. Landis Martin and Barth E. Whitham are independent directors under the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") and do not have any material relationship with the Company other than as a director and stockholder of the Company. In reaching its conclusions as to the independence of these directors, the Board considered past employment, remuneration, and any relationship with the Company. The Board also considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual. With respect to Mr. Martin, the Board considered the investments made by Mr. Jornayvaz and Mr. Harvey in an investment fund controlled by Mr. Martin, each of which constitute less than one percent of the total amount of the fund, and concluded that such investments do not compromise Mr. Martin's independence.

        The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each comprised solely of independent directors. The written charters for all three independent committees are available on the Company's website at www.intrepidpotash.com. Also available on the website are the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics. The committee charters, the Corporate Governance Guidelines, and the Code of Business Conduct and Ethics that applies to all employees, officers, and members of the Board of Directors of the Company, will be furnished in print to any stockholder who requests them by writing to Intrepid Potash, Inc., Corporate Secretary, 707 17th Street, Suite 4200, Denver, CO 80202.

Lead Director at the Non-management Directors' Executive Sessions

        Non-management directors meet regularly, but at least twice a year, without management directors present. Pursuant to the Company's Corporate Governance Guidelines, J. Landis Martin has been designated Lead Director of the Board. Mr. Martin has presided as Lead Director at all executive sessions of the Board.

Communication with the Directors of the Company

        The Board of Directors welcomes questions or comments about the Company and its operations. Those interested may contact the Board of Directors as a whole, non-management directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of Intrepid Potash, Inc., Corporate Secretary, 707 17th Street, Suite 4200, Denver, CO 80202. All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

        The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has established a toll-free telephone number for the reporting of such activity.

 BOARD AND COMMITTEE MEETINGS

        The full Board of Directors met six times during 2008. Two of these meetings were prior to the appointment of Messrs. Considine and Whitham. Each director participated in all Board meetings during the periods from the point of their appointment and in all committee meetings held during 2008.

        It is the Company's policy that each director is expected to attend the Annual Meeting of Stockholders.

        The Board has an Audit Committee, Nominating and Corporate Governance Committee, and a Compensation Committee. The Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee are each comprised solely of independent directors.

        Each of the committees and the entire Board is responsible for separately evaluating their respective performance. The Board and the Committees will complete the evaluations after the culmination of a full annual cycle of Board and committee meetings. The performance evaluation process is to be supervised by and reviewed by the Nominating and Corporate Governance Committee and discussed amongst and approved by the full Board.

        The following table sets forth the members of each committee, as of December 31, 2008, and the number of meetings held in 2008.

Name of Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Terry Considine	X		X	*	X
J. Landis Martin	X	*	X		X
Barth E. Whitham	X		X		X	*
Number of Meetings in 2008	6		2		3

    *
    Chairperson

Audit Committee

        The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its responsibilities to the Company and the stockholders relating to the accounting and financial reporting processes and the audit of the Company's financial statements. The Audit Committee oversees management's processes and activities related to maintaining the reliability and integrity of the Company's accounting policies, financial reporting practices and financial statements; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent audits; and compliance with laws and regulations and the requirements of any stock exchange or quotation system on which the Corporation's securities may be listed. The Audit Committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly and annual financial results. The committee reviews the audit plan and the results of the audit with the independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of Intrepid's system of internal accounting controls, and the Company's risk management policies. The Audit Committee also has oversight responsibility for the internal audit function of the Company, to whom the internal audit department reports. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee's responsibilities are set forth in its charter, which is reviewed annually and is available on the Company's website at www.intrepidpotash.com.

        Audit Committee members are prohibited from serving on more than two audit committees of public companies.

        Each of the Audit Committee members are considered financially literate, and the Board of Directors has determined that each of the three members of the Audit Committee, Terry Considine, J. Landis Martin and Barth E. Whitham, are "audit committee financial experts" as the term is defined by SEC rules.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's purpose is review the overall composition of the Board, to identify individuals qualified to become Board members, and to recommend the Board select the director nominees for the next annual meeting. The committee is to oversee the evaluation of the Board and management succession plans, and to review from time to time the Company's policies and practices on corporate governance including the Corporate Governance Guidelines applicable to the Company and to recommend the Board such changes, as it may deem necessary. Additionally, the Nominating and Corporate Governance Committee is responsible for the periodic review and recommendation to the Board of the compensation structure for the non-employee directors for Board and committee service. The Nominating and Corporate Governance Committee's responsibilities are set forth in its charter, which is reviewed annually and is available on the Company's website at www.intrepidpotash.com.

Compensation Committee

        The purposes of the Compensation Committee are to assist the Board in discharging its responsibilities relating to compensation of the Company's executives; to administer the Company's equity incentive plans (other than any such plan applicable only to non-employee directors); to have overall responsibility for evaluating and approving (or recommending for approval to the Board) all compensation plans, policies and programs of the Company that affect the executive officers of the Company. The "Compensation Discussion and Analysis" describes these responsibilities and the manner in which they are discharged. The Compensation Committee's responsibilities are set forth in its charter, which is reviewed annually and is available on the Company's website at www.intrepidpotash.com.

Director Designation and Voting Agreement

        On April 25, 2008, the Company, Harvey Operating and Production Company ("HOPCO"), Intrepid Production Corporation ("IPC") and Potash Acquisition, LLC ("PAL") executed a Director Designation and Voting Agreement. On November 14, 2008, PAL distributed its shares of the Company's common stock to its members, and accordingly, its rights under the Director Designation and Voting Agreement terminated automatically.

        Pursuant to the terms of the Director Designation and Voting Agreement, each of HOPCO and IPC has agreed to designate one candidate for nomination and election to the Company's board of directors and to vote their shares in favor of the other's candidate. The Company has agreed to use its best efforts to assure that such designees are included in the slate of nominees to the board and recommended for election. Pursuant to the terms of the Director Designation and Voting Agreement, the Company shall not take any action to change the size of the Board to exceed seven members, without prior consent of IPC and HOPCO subject to any limitation imposed by the rules of the New York Stock Exchange. IPC and HOPCO, together with shares beneficially owned by Messrs. Jornayvaz and Harvey in the aggregate own approximately 43 percent of the Company's issued and outstanding common stock as of April 1, 2009. The directors currently serving on the Company's board of directors under the Director Designation and Voting Agreement are Hugh E. Harvey, Jr. (nominated by

HOPCO) and Robert P. Jornayvaz III (nominated by IPC), both of whom are Class III directors whose terms expire in 2011. The rights and obligations under the Director Designation and Voting Agreement are not transferable upon sale or other transfer of common stock by IPC or HOPCO except to any affiliate of IPC or HOPCO. The agreement will terminate with respect to any stockholder party and its affiliates when their collective beneficial ownership falls below five percent of the Company's outstanding common stock.

        Under the Director Designation and Voting Agreement, each of HOPCO and IPC has also agreed, except in the case of a transfer to each other, their affiliates or a public tender offer, to not knowingly sell shares of its common stock to any person if the result of that sale would be that the purchaser of such shares would own, directly or indirectly, five percent or more of the Company's outstanding common stock.

        Other than the Director Designation and Voting Agreement, there are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

COMPENSATION COMMITTEE REPORT

        The Committee has reviewed and discussed the 2008 Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in Intrepid Potash's Annual Report on Form 10-K and Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF INTREPID POTASH, INC.
Barth E. Whitham, Chairman Terry Considine J. Landis Martin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are no interlocking relationships between any member of our compensation committee or our nominating and corporate governance committee and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis of the compensation arrangement of our chief executive officer, chief financial officer, and our three other most highly compensated officers (the "named executive officers") should be read together with the tables and related disclosures set forth below under the heading entitled "Executive Compensation."

Background

        Intrepid is a newly public company that operated as a closely held limited liability company up until the completion of our initial public offering in April 2008. As a result, our 2008 compensation programs were established primarily by Robert P. Jornayvaz III, Hugh E. Harvey, Jr., and J. Landis Martin, the owners of our predecessor entity and the initial members of our board of directors prior to the establishment of our Compensation Committee. These programs necessarily reflect the transition that we have undergone from a private to a public company, and the addition of new forms of compensation not available to our predecessor limited liability company, such as equity incentives. During the past year, we achieved record earnings, production, and sales, and successfully completed the initial offering of our common stock to the public (the "IPO"). Our compensation programs and decisions therefore also reflect those achievements.

Philosophy and Overview of Compensation

  Objectives

        The goals of Intrepid Potash's executive compensation program are to:

  •
  Provide compensation opportunities that attract, retain, motivate and reward talented executives;

  •
  Tie compensation incentives to individual and company performance; and

  •
  Sustain our continued growth and profitability by having total executive compensation reflect the overall success of the business.

  Elements of Compensation

        The primary elements of our 2008 compensation program are outlined in the following chart:

Element	Purpose	Characteristics
Base Salary	Fixed element of pay for an individual's primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external market, individual performance and internal equity.
Annual Cash Bonus	Paid based upon corporate and individual performance.	Amount earned will vary relative to corporate and individual performance.
Restricted Shares	Intended to support our goals of retaining our critical talent and aligning management interests with those of stockholders.

Substantial grants were made in 2008 coincident with the completion of our IPO, based on the lack of equity holdings among our non-founding executives and the desire to create alignment of our management to the goals of our stockholders.

Employee Benefits	Provided to all employees, covering basic health and welfare, life and income security needs.	Fixed component; consistent with the benefits provided to all other employees.
Perquisites	Designed to provide a compensation element consistent with executive expectations and those of our competitors.

Some named executive officers receive use of a company provided automobile. Mr. Jornayvaz and Mr. Harvey are allowed use of the company aircraft and all executives, like all Denver-based employees, are provided with a gym membership allowance.

        For 2008, our pre-IPO board established base salary and annual bonus opportunities jointly for each executive, with a goal of providing total cash compensation within ten percent of the median of the general industry survey data gathered by our compensation consultant, as described below. Our pre-IPO board selected this range as it believed it to be competitive with those companies with whom we compete for talent, thus furthering our stated compensation goal of attracting, retaining, and rewarding our executives. Restricted stock awards were generally based on a multiple of standard, market-based annual grant values, taking into account the IPO, individuals' contributions to the growth of the business and anticipated role in the future, as well as the lack of equity holdings by our named executive officers other than Messrs. Jornayvaz and Harvey.

  A Note About our Former Interim Chief Financial Officer

        Our former interim Chief Financial Officer, Patrick A. Quinn, is an independent contractor who performed services for us through the accounting firm of Quinn & Associates, P.C. ("Q&A"), of which he is the primary owner. Quinn & Associates bills us at their hourly rates for services performed on our behalf by Mr. Quinn and the other professionals in his firm. Rates are identical to those charged by Quinn & Associates to other third party clients, and are adjusted from time to time in accordance with market conditions, most recently in February, 2007. Descriptions of compensation programs herein are generally inapplicable to Mr. Quinn. Mr. Quinn did, however, receive a grant of restricted stock upon completion of the IPO that was determined in the same manner as that of certain similarly situated named executive officers. See "Long-Term Incentives," below.

Role of Peer Groups and Benchmarking

        In preparation for our IPO, management engaged Towers Perrin to serve as compensation consultant to the Company in late 2007. Towers Perrin was retained to develop competitive market data and worked with management to develop recommendations regarding base salary, annual incentive award opportunity levels and equity awards and provided management with guidance related to compensation decisions leading up to our IPO.

        The consultant provided three sets of survey data and each of the data sets were then evaluated through a regression analysis to generate information regarding pay levels for executives of companies of our size, based on revenues.

  •
  The first set of survey data included all companies in Towers Perrin's compensation database (the "general industry survey").

  •
  The second set included only the following companies in the agricultural and chemical industries:

—	Agrium Inc.	—	The Mosaic Company
—	CF Industries Holdings, Inc.	—	The Scotts Miracle-Gro Company
—	J.R. Simplot Company	—	Terra Industries Inc.
—	Monsanto Company
  •
  The third set of data included the following reference group of publicly-traded companies engaged in potash extraction, fertilizer production, or in the agricultural and chemical industries. This group was generated in order to gather general information on the pay practices of our most relevant competitors:

—	American Vanguard Corporation	—	The Mosaic Company
—	Bodisen Biotech, Inc.	—	Potash Corporation of Saskatchewan Inc.
—	CF Industries Holdings, Inc.	—	The Scotts Miracle-Gro Company
—	EDEN Bioscience Corporation	—	Terra Industries Inc.
—	Monsanto Company

        Although Towers Perrin analyzed data from all of the above sources, it provided us with ranges for base salary levels, target short-term incentive annual bonus awards, and annual equity awards for our executives that were targeted at the median of the regressed, size-adjusted general industry survey data. We believe that the broader general industry survey group is appropriate in our case, based on the difficulty we face in establishing a representative peer group, given the lack of similarly sized competitors and the nature of our business.

 Establishing Pay Levels

        Prior to our IPO, our compensation approach with regard to our principal founding owners, Messrs. Jornayvaz and Harvey, has differed slightly from the approach taken with regard to our other named executive officers. For example, for the period prior to the IPO, salary and bonuses for Messrs. Jornayvaz and Harvey had been set through negotiation with the then-current minority owner of the business, after reviewing the recommendations from J. Richard & Co., a nationally known executive compensation consultant. The salary and bonus of our remaining executives was determined generally by the principal owners themselves after reviewing recommendations with other nationally recognized compensation consultants. Because of the negotiation process, and because the principal owners are responsible for the growth and success of the Company, their base salary and bonus opportunities tended to be significantly larger than those for our other named executive officers and their bonus amounts tended to be far more dependent on meeting objective Company performance measures. In addition, because our principal owners already have significant equity holdings in the company, and because our other named executive officers had no equity prior to the IPO, the principal owners did not receive any equity grants upon the completion of the offering, whereas the other executive officers received substantial restricted stock grants in order to retain them for the long-term and to align their interests with those of our stockholders.

Compensation Committee Role and Use of Consultants

        Our Compensation Committee was formed at the completion of the IPO. Therefore, its role in compensation decision making for our 2008 pay programs was limited to events occurring after the closing of the IPO, such as the determination of annual bonus awards based on the plans put in place by our pre-IPO board. As noted previously, the Company had engaged Towers Perrin to perform executive compensation recommendations for base salary and cash bonus levels, and IPO equity awards, as well as to begin the development of a long-term incentive program. Compensation related decisions for 2008 were thus based, in part on these recommendations.

        In the fall of 2008, the Compensation Committee retained Towers Perrin as its independent consultant. Towers Perrin reported directly to the committee and was responsible for gathering competitive market data for the two founder executives, advising the committee on market trends, and reviewing market data and pay recommendations presented by management. In the fall of 2008, the Company retained Watson Wyatt Worldwide, Inc. ("Watson Wyatt") to work with management and report directly to the Compensation Committee. Watson Wyatt was responsible for gathering competitive market data for the other members of executive management and to provide market data and pay practices for management to consider in making their recommendations to the Compensation Committee of appropriate pay levels, incentive programs and incentive compensation levels. The impact of the more recent work by Towers Perrin and Watson Wyatt relate solely to compensation practices in 2009. Based in part on this work, the Compensation Committee has established 2009 short-term incentive performance criteria under the Intrepid Potash, Inc. Short-Term Incentive Plan (described below) and granted annual equity awards for 2009 under the Intrepid Potash, Inc. 2008 Equity Incentive Plan.

Role of Executive Officers in Determining Compensation

        As discussed previously, our pre-offering Board, consisting of Mr. Martin as well as our principal owners, Messrs. Jornayvaz and Harvey, was primarily responsible for the establishment of our 2008 compensation programs. In addition, following the offering, both Mr. Jornayvaz and Mr. Harvey, along with certain other members of senior management including Mr. Whyte, have met with the Compensation Committee to discuss and recommend compensation levels for incoming executives as well as bonus amounts for our named executive officers for fiscal 2008. Management retained Watson Wyatt in the fall of 2008 to provide competitive market data and develop pay recommendations for the executive officer team other than Messrs. Jornayvaz and Harvey. This data and the relevant pay recommendations from Watson Wyatt are related solely to 2009 compensation. Management was not involved in the committee's final compensation deliberations, whether for 2008 or with regard to the setting of 2009 compensation.

2008 COMPENSATION DISCUSSION

        Our 2008 executive compensation program provided for the following:

Base Salary

        For 2008, our executive officers received base salaries at approximately the median of the general industry survey data. The Summary Compensation Table below details the base salaries paid in 2008 to each of our named executive officers.

        Beginning 2008 salaries were generally set prior to our IPO by Messrs. Jornayvaz, Harvey, and Martin, either in their capacity as our pre-IPO Board or in their capacity as members of Intrepid Mining LLC ("Mining"), our predecessor company. The beginning 2008 salaries were determined as follows:

  •
  Base salaries for Mr. Jornayvaz and Mr. Harvey remained constant from the levels established in 2006 as it was determined that their salaries were still in the median of the general industry survey data provided by Towers Perrin. As described above, salaries for Messrs. Harvey and Jornayvaz were set in 2006 through negotiation with the then-current minority owner of the business after reviewing recommendations from J. Richard & Co., a nationally known compensation consultant. The salaries were set at $487,500, the average of the then recommended range of $475,000 - $500,000.

  •
  Base salary for Mr. Avery was originally negotiated at the time of his employment offer in March 2007 and was based on his experience, anticipated role with the Company, and the need to induce him to leave his then-current employer. Mr. Avery's beginning fiscal 2008 base salary reflected an increase of approximately 6 percent over that paid to Mr. Avery in 2007. The increase was granted based on a review of the general industry survey data provided by Towers Perrin, which review reflected that Mr. Avery's base salary was below the median of such general industry survey data.

  •
  Mr. Whyte's beginning fiscal 2008 base salary reflected two salary increases totaling approximately 15.4 percent in the aggregate awarded to him in 2007. The first salary increase was made based on a review of the general industry survey data provided by Towers Perrin, which review reflected that Mr. Whyte's base salary was below the median of such general industry survey data. The second increase was made in connection with Mr. Whyte's annual review, based on his effectively managing issues related to human resources and risk management and his success in recruiting and retaining key employees.

  •
  Base salary for Mr. Honeyfield was negotiated at the time of his employment offer in March 2008, and was also based on his experience, anticipated role with the Company, and our need to induce him to leave his then-current employer. His base salary of $315,000 is around the median of the general industry survey data provided by Towers Perrin.

        Modest salary adjustments were made by us with respect to Mr. Avery and Mr. Whyte in April 2008. Mr. Avery received an increase of seven percent to his base salary to reflect the increase in his responsibilities when he was named President of the Company in December 2007. Mr. Whyte received an increase of three percent to his base salary based on the desire to maintain the competitiveness of his salary versus the targeted market, particularly in light of his experience, tenure, and responsibilities. The adjustments were determined to be merit based, resulting in annualized salaries of $360,000 for

Mr. Avery and $227,600 for Mr. Whyte as of December 31, 2008. These were the only adjustments to the base salaries of our named executive officers for 2008.

Annual Cash Bonus

        Prior to our IPO, we adopted the Intrepid Potash, Inc. 2008 Senior Management Performance Incentive Plan, which we refer to herein as the "2008 bonus plan", for the benefit of our named executive officers and certain other senior executives. The 2008 bonus plan is essentially the same discretionary bonus plan that had been in place in prior fiscal years for all of our executives and key employees, but the plan was reduced to writing for our senior executives in order to comply with a transition rule under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). See Accounting Impact and Tax Deductibility of Compensation" below. The stated goals of the 2008 bonus plan were to provide an incentive for those individuals to meet the goals and objectives set out for them in their most recent performance evaluations and to reward those individuals based on our operational and financial performance in fiscal year 2008. The Plan covered the following participants at the following target award levels (the "Target Bonuses"). Target Bonuses were developed based on the competitive market median data provided by Towers Perrin.

Named Executive Officer	Target Bonus (percent of Base Salary)
Robert P. Jornayvaz III	150%
Hugh E. Harvey, Jr.	150%
Patrick L. Avery	50%
David W. Honeyfield	50%
James N. Whyte	40%

        The Compensation Committee administers the 2008 bonus plan and has discretion to award bonuses that are less than, equal to, or greater than the target bonus opportunities stated above; provided, however, that the 2008 bonus plan limits actual bonus amounts to no more than two times an individual's Target Bonus established for the year. All bonus amounts were paid in cash in 2009. Participants are generally required to be employed on the date of payment in order to receive a bonus for 2008. The Compensation Committee has discretion to pay bonuses in the event of death, disability, or change of control prior to the date on which payment would otherwise be made.

        In early 2009, our Compensation Committee determined the actual bonus amounts awarded under our 2008 bonus plan, which amounts were generally greater than the Target Bonus opportunities stated above as a result of the Company's historic financial and operational performance in fiscal 2008. In making its determinations, the Compensation Committee paid particular attention to production levels, profitability, and operating performance. As described previously, the 2008 bonus plan is essentially the same discretionary bonus plan as had been in place for prior fiscal years for all of our key employees, and, consistent with prior years, the concept of target bonus levels applies, albeit at lower percentages of base salary, to the majority of our salaried employees and the same factors were utilized in the determination of bonuses for these employees as well in 2008. For 2008, the bonuses earned for each of our named executive officers was as follows:

  •
  The Compensation Committee initially recommended and approved a bonus equal to 100 percent of the Target Bonus for Mr. Jornayvaz ($731,250) and of approximately 82 percent of the Target Bonus ($600,000) for Mr. Harvey. The bonus amounts approved for Mr. Jornayvaz and Mr. Harvey reflected the successful completion of the IPO; the management of the business throughout the year, which included increasing 2008 earnings before interest, taxes, depreciation and amortization by approximately five times 2007 levels; repaying all debt outstanding; and establishing a significant cash balance as a result of the IPO; and the completion of the hiring of the senior management team for the Company. The differences in the bonus amounts were reflective of the differing levels of responsibility from the time of the public offering through the end of the 2008 fiscal year. Both Mr. Jornayvaz and Mr. Harvey voluntarily requested to reduce their bonuses to $395,000 (a 46 percent reduction) and $350,000 (a 42 percent reduction), respectively. The Compensation Committee accepted their request.

  •
  Mr. Avery was initially awarded a bonus amount for fiscal 2008 by the Compensation Committee but no bonus was paid for 2008 as a result of his resignation on February 11, 2009.

  •
  Mr. Honeyfield earned a cash bonus of approximately 125 percent of his Target Bonus for 2008. Although Mr. Honeyfield commenced employment on March 23, 2008, his bonus was calculated based on his annualized base salary for 2008 as negotiated and agreed to by the Company in its process of hiring Mr. Honeyfield. The Compensation Committee concluded that Mr. Honeyfield contributed significantly to the success of the IPO. In addition, Mr. Honeyfield was instrumental in recruiting and assembling a complete finance and accounting department that had previously been outsourced, and developed systems for complying with the requirements attendant to being a publicly listed New York Stock Exchange company.

  •
  Mr. Whyte earned a bonus of approximately 165 percent of his Target Bonus for 2008. Mr. Whyte contributed significantly to the success of the IPO and was instrumental in the recruiting and retention of the professional staff. Mr. Whyte also continues to contribute to the success of the Company by developing and leading initiatives in the areas of Human Resources, Risk Management, Administration, Facilities Management and Aviation.

Long-Term Incentives

        In 2008, coincident with the completion of our IPO, Intrepid adopted for the first time a long-term equity incentive plan, the Intrepid Potash, Inc. 2008 Equity Incentive Plan, which we refer to herein as the long-term equity incentive plan. At that time, we granted substantial time-vested restricted stock awards to a number of our employees and other service providers, including to our named executive officers. The grants were determined by our pre-offering Board of Directors, which consisted of Mr. Jornayvaz, Mr. Harvey, and Mr. Martin, none of whom received equity awards at the time of the offering.

        Messrs. Avery and Whyte received two separate restricted stock grants coincident with the IPO. The first set of grants vested in full on January 5, 2009. These grants were designed to reward Messrs. Avery and Whyte (and Mr. Quinn, who received a similar grant) for their historic service to Mining, their efforts in growing and sustaining our business, and for the successful completion of our IPO. The amount of these grants was determined by our pre-offering board based on the perceived value of each individual's historic service and respective efforts in moving the offering to completion. A second set of grants was awarded to all of our named executive officers, except for Messrs. Honeyfield and Quinn. These grants vest incrementally over approximately four years and are designed to retain and incent our named executive officers over the course of our long-term business plan. The amount of each grant was determined by our pre-offering board based on a multiple of between three to five times a market median annual equity incentive award amount for each individual gathered by Towers Perrin. The multiple range of three to five times was recommended by Towers Perrin based on its general experience with equity grants upon initial public offerings for companies that, like Intrepid, did not have existing equity awards prior to going public. The exact multiple applied to each individual was determined by the Board based on the Board's evaluation of such individual's value to Intrepid and job performance.

        Mr. Honeyfield received two restricted stock awards in 2008. The first restricted stock award was granted as an inducement for him to become an employee of Intrepid, was customized to reflect the equity long-term compensation value that he had forfeited from his prior employer and contained a vesting schedule that matched the vesting schedule from the equity and long-term compensation that he forfeited from his previous employer. The second restricted stock award was also negotiated at the time of his commencement of employment and was based on the market median data of annual equity awards for Chief Financial Officers, as gathered by Towers Perrin from the general industry survey, and our expectations for his role and contribution to the Company in the future. This grant vests incrementally over approximately four years, in the same manner as the grants described in the preceding paragraph, and is designed to retain and incent Mr. Honeyfield over the course of our long-term business plan. It is anticipated that, in the future, Mr. Honeyfield will participate in the long-term equity incentive plan in accordance with the same grant programs as are in effect for our other named executive officers.

        A listing of all restricted stock grants made to our named executive officers, including the vesting schedules applicable to each award, is contained in the Grants of Plan Based Awards table below.

Employee Benefits

        Our employees, including our named executive officers, are entitled to various employee benefits, including medical and dental insurance, group life, accidental death, and disability insurance, health and dependent care flexible spending accounts, a 401(k) plan, and paid time off. Pursuant to the terms of the 401(k) plan, we generally match 100 percent of an employee's deferrals up to a specified percentage of compensation.

Perquisites

        During 2008, Messrs. Jornayvaz, Harvey, and Avery received use of a company-provided automobile of their choice, within limits prescribed by the Compensation Committee and within the terms of employment agreements in place between the Company and Messrs. Jornayvaz and Harvey. Personal use of a company automobile is a relatively inexpensive perquisite that we believe satisfies a compensation expectation of our executives in certain roles, based on their collective work experience in the mining, oil and gas, and fertilizer industries. Prior to the IPO, our principal owners were also each entitled to personal use of the Company aircraft for up to ten percent of its total flight time per year. Use of the aircraft was granted based on the relatively low additional cost to us, and the fact that by virtue of their ownership percentage in Intrepid, each of the principal owners was an indirect stakeholder in the aircraft. All of our executives are also entitled to a gym membership allowance paid for by the Company, up to $150 per month, as are all of our other Denver-based employees.

Change of Control Benefits

        As a closely held limited liability company prior to the completion of our initial public offering, we generally did not have any standardized change of control related benefits or agreements. Certain named executive officers' offer letters contained individualized change of control benefits, but these amounts were not extended to other executive officers and expired in many cases shortly following the IPO. As part of its review of the Company's compensation programs, the pre-offering board engaged Towers Perrin to provide market practice information regarding severance payments and other change of control benefits. No action was taken based on such information as of the closing of the IPO as the pre-offering board believed that change of control benefits were more appropriately addressed by our Compensation Committee following closing. Based on the recommendations provided by Towers Perrin to management in late 2007, the Compensation Committee, in November 2008, approved of the Company entering into change of control severance agreements with its named executive officers. For a description of material terms of the agreements with each or named executive officers, please see the narrative following the tables in the section entitled "Termination and Change in Control Payments," below.

        These agreements are intended to accomplish the following objectives:

  •
  Reduce the distraction of the named executive officers that would result from the personal uncertainties caused by a pending or threatened change in control;

  •
  Encourage the named executive officers' full attention and dedication to Intrepid;

  •
  Provide the named executive officers with compensation and benefit arrangements upon a change in control which are competitive with those of similarly situated corporations; and

  •
  Retain key talent.

SHORT-TERM INCENTIVE PROGRAM FOR USE BEGINNING IN 2009

        Coincident with the completion of our IPO, we adopted the Intrepid Potash, Inc. Short-Term Incentive Plan, a formal annual "short-term incentive plan" that provides for target award opportunities and performance goals that are communicated in advance to program participants and payouts that are conditioned explicitly on achievement of those goals. The plan was approved by our stockholders prior to the IPO and awards will be made under the plan beginning in fiscal 2009. The plan is designed to pay "qualified performance-based compensation" within the meaning of Section 162(m), as amended (referred to herein as the Code). See "—Effect of Accounting and Tax Treatment on Compensation Decisions" below. Awards under the short-term incentive plan will be taxable wage income to the recipients when received and should be deductible by us, subject to Section 162(m).

        The plan is administered by our Compensation Committee, which, within 90 days of the beginning of each relevant fiscal year, will select those named executive officers and other senior executives who will participate in the plan for such year and will establish for such individuals target bonus amounts and performance goals for the year. The plan requires that shortly after the close of each relevant fiscal year, our Compensation Committee will determine the cash awards to be made for the year, if any, based on the extent to which the pre-established performance goals have been achieved. All awards are paid in cash or in stock as soon as administratively feasible following the committee's determination, but in all events prior to March 15th of the following year. The plan provides for a maximum bonus of $2,000,000 per executive for any fiscal year. Although our board of directors has the ability to amend or terminate the plan at any time, the right is limited in accordance with Section 162(m) of the Code.

        The performance goals that may be used for any participant for any fiscal year include: (a) total stockholder return; (b) return on assets, return on equity, or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business-unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average production growth; (j) efficiency or productivity measures such as annual or multi-year absolute or per-unit operating and maintenance costs; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the compensation committee; (l) debt ratios or other measures of credit quality or liquidity; (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Compensation Committee; (n) sales and marketing measures, such as annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the Compensation Committee; and (o) staffing and retention.

 ACCOUNTING IMPACT AND TAX DEDUCTIBILITY OF COMPENSATION

        The Committee reviews projections of the estimated accounting (pro forma expense) and tax impacts of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in our case is generally equal to the performance period, and Intrepid realizes a tax deduction upon payment to the executive.

        Section 162(m), generally provides that a publicly held corporation may not deduct in any one taxable year compensation in excess of $1 million paid to its named executive officers, unless certain specific and detailed criteria are satisfied. The 2008 annual bonus plan and the restricted stock grants made in 2008 are each designed to comply with a transition rule under Section 162(m) such that compensation paid pursuant to that plan and those grants should be deductible by the Company. We intend to monitor our executive pay programs with respect to Section 162(m) to maximize the deductibility of compensation paid to our named executives. However, we may pay compensation in excess of the Section 162(m) limitation if we conclude that doing so would be in the best interests of the Company and its stockholders.

        While we will consider the applicable accounting and tax treatment, these factors alone are not dispositive, and we will also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid to our named executive officers through the fiscal year ending December 31, 2008. The named executive officers are our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in fiscal 2008. In addition, our former Interim Chief Financial Officer is included in the table below because he served as our principal financial officer for a portion of 2008.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(7)	All Other Compensation(8)		Total
Robert P. Jornayvaz III	2008	$487,500	$395,000		$—	$81,678		$964,178
Chairman of the Board and	2007	$487,500	$648,438		$—	$263,130		$1,399,068
Chief Executive Officer	2006	$487,500	$479,875		$—	$179,092		$1,146,467
David W. Honeyfield(1)	2008	$236,250	$250,000	(2)	$366,651	$9,432		$862,333
Executive Vice President, Chief	2007	$—	$—		$—	$—		$—
Financial Officer, Treasurer and Secretary	2006	$—	$—		$—	$—		$—
Patrick A. Quinn(3)	2008	$—	$—		$980,392	$87,863	(4)	$1,068,255
Former Interim Chief Financial	2007	$—	$—		$—	$240,638	(4)	$240,638
Officer	2006	$—	$—		$—	$175,175	(4)	$175,175
Patrick L. Avery(5)	2008	$353,000	$—		$1,225,586	$17,530		$1,596,116
Former President and Chief	2007	$228,519	$250,400	(6)	$—	$355,803		$834,722
Operating Officer	2006	$—	$—		$—	$—		$—
James N. Whyte	2008	$225,845	$150,000		$858,497	$12,355		$1,246,697
Executive Vice President of Human	2007	$207,825	$120,500		$—	$7,841		$336,166
Resources and Risk Management	2006	$181,765	$78,000		$—	$17,762		$277,527
Hugh E. Harvey, Jr.	2008	$487,500	$350,000		$—	$36,666		$874,166
Chief Technology Officer	2007	$487,500	$598,438		$—	$155,759		$1,241,697
	2006	$487,500	$439,875		$—	$29,698		$957,073

(1)
Mr. Honeyfield was hired on March 23, 2008.

(2)
The bonus amount for Mr. Honeyfield in 2008 includes a signing bonus of $50,000 paid upon his hiring.

(3)
Mr. Quinn is an independent contractor who had served in the role of Interim Chief Financial Officer until Mr. Honeyfield was hired. Mr. Quinn performs services through the accounting firm of Quinn & Associates, P.C., of which he is the primary owner. Quinn & Associates, P.C. bills us directly at their standard hourly rates for services performed on our behalf by Mr. Quinn and the other professionals in the firm. In total, as more fully described below under "Certain Relationships and Related Party Transactions", we paid Quinn & Associates, P.C. $407,665 for services rendered on our behalf in 2008, $567,769 for services rendered on our behalf in 2007 and $468,456 for services rendered on our behalf in 2006.

(4)
Represents the amount paid by us to Quinn & Associates, P.C. attributable directly to the services performed on our behalf by Mr. Quinn.

(5)
Mr. Avery was hired on March 19, 2007, and the Company accepted his resignation on February 11, 2009.

(6)
The bonus amount for Mr. Avery in 2007 includes a signing bonus of $50,000 paid upon his hiring.

(7)
These amounts reflect the accounting expense for equity awards as required by SFAS 123(R) for restricted stock expense recorded by the Company in its financial statements for each named executive officer. See Note 10, Compensation Plans, to the consolidated financial statements included in Intrepid's Annual Report on Form 10-K for the assumptions made in determining SFAS 123(R) values.

(8)
See "All Other Compensation" table below for details.

ALL OTHER COMPENSATION TABLE

        The following table describes each 2008 component of the "All Other Compensation" column in the Summary Compensation Table, above.

Name and Principal Position	Perquisites and Other Personal Benefits		Tax Reimbursements(6)	Insurance Premiums(7)	Registrant Contributions to Defined Contribution Plans(8)	Total
Robert P. Jornayvaz III	$68,706	(1)	$684	$788	$11,500	$81,678
Chairman of the Board and Chief Executive Officer
David W. Honeyfield	$146	(2)	$—	$241	$9,045	$9,432
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Patrick A. Quinn	$—		$—	$—	$—	$—
Former Interim Chief Financial Officer
Patrick L. Avery	$4,611	(3)	$—	$1,419	$11,500	$17,530
Former President and Chief Operating Officer
James N. Whyte	$304	(4)	$—	$759	$11,292	$12,355
Executive Vice President of Human Resources and Risk Management
Hugh E. Harvey, Jr.	$23,403	(5)	$344	$1,419	$11,500	$36,666
Chief Technology Officer

(1)
Includes the following perquisites and other personal benefits: $63,772 for use of the Company aircraft for purposes unrelated to our business, calculated based on the direct variable costs, such as fuel, for operating the plane for Mr. Jornayvaz's flights, and $4,934 for use of a Company-provided automobile.

(2)
Represents Mr. Honeyfield's gym allowance.

(3)
Represents the use of a Company-provided automobile. The Company accepted Mr. Avery's resignation on February 11, 2009.

(4)
Represents Mr. Whyte's gym allowance.

(5)
Includes the following perquisites and other personal benefits: $19,614 for use of the Company aircraft for purposes unrelated to our business, calculated based on the direct variable costs, such as fuel, for operating the plane for Mr. Harvey's flights, and $3,789 for use of a Company-provided automobile.

(6)
Represents Company-paid portion of employee Medicare payroll tax on personal use of the Company automobile.

(7)
Represents group life insurance premiums for coverage in excess of $50,000.

(8)
Represents matching contributions made to our 401(k) plan.

Employment Agreements

  Messrs. Jornayvaz and Harvey

        On April 25, 2008, we entered into employment agreements with Messrs. Jornayvaz and Harvey in connection with the completion of the IPO in order to secure their services on a long-term basis and to protect the Company following their termination of employment by securing their agreement not to compete with us. The terms of the employment agreements were developed based on recommendations by Towers Perrin and input from counsel and the principal owners.

        Pursuant to the terms of these agreements, Mr. Jornayvaz has agreed to serve as our Chairman and Chief Executive Officer and Mr. Harvey has agreed to serve as our Executive Vice President of Technology, which position we have renamed as the Chief Technology Officer. We expect that Messrs. Jornayvaz and Harvey will devote substantially full-time attention to their employment with us. In addition, they may continue to manage their personal investments owned in whole or in part by each executive, provided the management of such investments does not interfere substantially with the performance of their duties for Intrepid. The employment agreements have initial terms of 18 months, with automatic extensions for successive terms of 12 months each, unless notice of termination is given by us or the executive 90 days prior to the end of the initial or any successive term. The agreements provide for an annual base salary of $487,500. Under these agreements, the Compensation Committee of the Board will review the base salary at least annually and may increase (but not decrease) the base salary. The agreements provide for the executives to be eligible for all benefits offered generally to senior management, for participation in the senior management bonus programs established by the Compensation Committee, for grants under the Intrepid Potash Inc. 2008 Equity Incentive Plan in such amounts and subject to such terms and conditions as are established by our Compensation Committee and for all perquisites available generally to senior management. Each of Messrs. Jornayvaz and Harvey is entitled to a company-provided automobile of his choice. Mr. Jornayvaz may utilize a vehicle valued at under $100,000 and Mr. Harvey may utilize a vehicle valued at under $75,000, the use of our Company aircraft for purposes unrelated to our business, to the extent such use does not conflict with business use of the aircraft, and the right to use our Company aircraft under a time-sharing arrangement pursuant to which they will reimburse us for the cost of such use up to the limits allowed by FAA regulations.

        These agreements provide that if an executive is terminated for cause, the executive will be paid accrued compensation, if any, and will be offered continued group health care coverage as required by law, but the executive will not be entitled to severance. If the executive is terminated without cause, the executive will be paid accrued compensation, if any, and will be offered continued group health care coverage as required by law and will be entitled to severance in the amount of compensation payable for the remainder of the current term of the agreement. The employment agreements also provide that, in the event that we experience a change of control, as defined in the employment agreements, all equity awards to executives will become vested in full. The employment agreements contain an "efficient" golden parachute tax gross up. Thus, if any of the payments and benefits due an executive upon a change in control would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), then we will first perform a calculation to determine the net after-tax benefit to the executive assuming the executive receives either (a) all compensation and benefits due as a result of the change in control (other than any excise tax gross up provided for in his employment agreement), or (b) the maximum amount of compensation and benefits permissible without triggering an excess parachute payment under Section 280G. If the executive would receive a greater after-tax benefit by cutting back to the maximum amount permissible without triggering an excess parachute payment, then the executive's compensation and benefits upon the change in control will be cut back to that amount. If the executive would receive a greater after-tax benefit by receiving the full amount of compensation and benefits due upon the change in control (without regard to any excise tax gross up), then the executive shall receive the full amount of such compensation and benefits plus an additional payment that would, after payment of all federal, state and local taxes on such payment, equal the amount of excise tax due.

        Under the terms of these employment agreements, the executives have agreed that during the term of their employment and for a period of 24 months after a termination event, the executives will not solicit our employees or compete with us in the potash business and any other business in which we are engaged during the term or at the termination of the employment agreement. However, if the executive's employment is terminated without cause more than 24 months after the date of the employment agreement, the non-solicitation and non-compete obligations will survive only until the end of the then-current term of the employment agreement. In addition, the agreements prohibit the executives from divulging our confidential information, which prohibition will survive the termination of employment.

  Mr. Honeyfield

        On January 29, 2008, we extended an offer letter to David W. Honeyfield for the position of Chief Financial Officer, which sets forth the terms and conditions of his employment. The extension of the offer letter was necessary to attract Mr. Honeyfield away from his previous employer. Pursuant to the offer letter, Mr. Honeyfield was paid a signing bonus of $50,000 and received a starting base salary of $315,000 per annum. He is eligible for an annual cash bonus, determined in the same manner as bonuses are determined for other executives, with an expected target range of 50 percent of his base salary. In order to compensate Mr. Honeyfield for the forfeiture of certain equity awards granted by his current employer, he was, pursuant to the offer letter, granted a restricted stock award upon closing of the IPO having a value equal to $500,000, as described above. The vesting dates associated with this restricted stock award matched the blended vesting schedule from Mr. Honeyfield's previous employer, and therefore these vesting provisions differed from the grants for our other executives.

GRANTS OF PLAN BASED AWARDS IN 2008

        The following table provides information on restricted stock awards made to our named executive officers in 2008. The amount of the restricted stock awards reflected in the table below is equal to the fair value of the awards on their grant dates, as determined in accordance with SFAS No 123(R). The compensation expensed in accordance with SFAS No 123(R) in 2008 with respect to such awards is reflected in the Summary Compensation Table above. At no point has Intrepid adjusted or a made any modification to the awards described below. All grants were made under the Intrepid Potash, Inc. 2008 Equity Incentive Plan.

Name and Principal Position	Grant Date(1)		Type of Award(2)	All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value of Stock and Option Awards(3)
Robert P. Jornayvaz III	N/A		N/A	N/A		N/A
Chairman of the Board and Chief Executive Officer
David W. Honeyfield	4/25/2008	(4)	RS	15,625		$500,000
Executive Vice President, Chief Financial	4/25/2008	(5)	RS	5,906		$188,992
Officer, Treasurer and Secretary
Patrick A. Quinn	4/25/2008	(6)	RS	31,250		$1,000,000
Former Interim Chief Financial Officer
Patrick L. Avery	4/25/2008	(6)	RS	39,062		$1,249,984
Former President and Chief Operating	4/25/2008	(5)	RS	54,687	(7)	$1,749,984
Officer
James N. Whyte	4/25/2008	(6)	RS	23,437		$749,984
Executive Vice President of Human	4/25/2008	(5)	RS	22,500		$720,000
Resources and Risk Management
Hugh E. Harvey	N/A		N/A	N/A		N/A
Chief Technology Officer

(1)
Represents date shares were granted.

(2)
For purposes of this table, RS means restricted stock.

(3)
Represents grant-date fair value of restricted stock shares calculated in accordance with SFAS 123R, based on IPO price of $32.00 per share.

(4)
Grant vests incrementally as follows: 24 percent on December 31, 2008, 36 percent on February 28, 2009, 13 percent on December 31, 2009, 15 percent on February 28, 2010, and 12 percent on February 28, 2011.

(5)
Grants will vest incrementally as follows: 25 percent on April 25, 2009, April 25, 2010, April 25, 2011, and April 25, 2012.

(6)
Grants vest in full on January 5, 2009.

(7)
The Company accepted Mr. Avery's resignation on February 11, 2009, and the restricted shares represented by this grant were forfeited as a result.

Restricted Stock Awards

        As described previously, prior to the completion of our IPO we adopted our long-term equity incentive plan, which provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based and cash incentive awards to directors, officers, employees, consultants and other individuals (including advisory board members) who perform services for us and for our affiliates. A description of the principal features of the long-term equity incentive plan is set forth below. Pursuant to the long-term equity incentive plan, our named executive officers were granted restricted shares of our common stock coincident with the closing of the IPO. The number of shares subject to each grant and the vesting schedule attributable to each grant is set forth in the Grants of Plan-Based Awards table above, or in the footnotes thereto. The principal terms and conditions of those restricted stock awards are described below.

        Vesting.    Shares of restricted stock vest in accordance with the applicable vesting schedule set forth above in the Grants of Plan-Based Awards table above, or in the footnotes thereto. Although not explicit in the grants themselves, the shares will also vest upon a change in control of the Company pursuant to various employment contracts or change in control severance agreements entered into between the executives and the Company. The Committee may provide for the accelerated vesting of any unvested shares in its discretion, at any time. Prior to vesting, the shares may not be sold, assigned, or transferred in any way.

        Forfeiture.    Upon an executive's termination of service for any reason, any unvested restricted shares held by the executive will be immediately forfeited and returned to the Company.

        Voting and Dividend Rights.    Holders of restricted shares are generally entitled to all stockholder rights with respect to such shares, including the right to vote the shares. However, if any ordinary cash dividend or other distribution is made to our stockholders, then any cash, securities, or other property that would otherwise be received with respect to any unvested restricted shares will be subject to the same vesting schedule as is applicable to the unvested restricted shares and will be forfeited if the employee fails to vest in such stock.

Long-Term Equity Incentive Plan

        The basic terms and conditions of the long-term equity incentive plan are as follows:

  Share Reserve

        The total number of shares of our common stock that are available for issuance or delivery under the long-term equity incentive plan is 5,000,000 shares, subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar corporate event. For purposes of determining the number of shares remaining available for issuance under the long-term equity incentive plan, to the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award will be deemed to constitute shares not delivered to the participant and will be deemed to again be available for awards under the plan. Shares issued under the long-term equity incentive plan may be authorized and unissued shares or treasury shares.

        The maximum number or value of shares that may be covered by an award granted under the long-term equity incentive plan to any single participant in any calendar year may not exceed the lesser of 300,000 shares or $5,000,000.

  Administration

        Generally, the Compensation Committee administers the long-term equity incentive plan and designates those persons who will be granted awards and the amount, type and other terms and conditions of the awards. The Committee has full authority to administer the long-term equity incentive plan, including the authority to interpret and construe any provision in the plan and the terms of any award agreement and to adopt such rules and regulations for administering the plan that it may deem necessary or appropriate. Pursuant to this authority, on or after the date of grant of an award, the Compensation Committee may:

  •
  Accelerate the date on which the award becomes vested, exercisable or transferable;

  •
  Extend the term of any award, including, without limitation, extending the period following termination of a participant's service with us or our affiliates during which the incentive award may remain outstanding; or

  •
  Waive any conditions to the vesting, exercisability or transferability of an award.

  Significant Features of Incentive Awards

        The following is a description of the significant terms that apply to each type of award that may be issued under the long-term equity incentive plan:

        Options and Stock Appreciation Rights.    Each option entitles the holder to purchase a specified number of shares at a specified exercise price. Each option agreement will specify whether the option is an "incentive stock option," or "ISO" (within the meaning of Section 422 of the Code), or a nonqualified stock option. Each stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of a share at the time of exercise over the base price of the stock appreciation right multiplied by the specified number of shares to which the stock appreciation right is being exercised. The exercise or base price of each option and stock appreciation right will be at least 100 percent of the fair market value of a share on the date the award is granted. The term of any option or stock appreciation right may not exceed ten years and the option or stock appreciation right will vest over a period determined by the committee. Each option or stock appreciation right agreement will specify the consequences to the award with respect to a termination of service with us and our affiliates.

        Restricted Stock and Restricted Stock Units.    The Compensation Committee may grant a restricted stock award, which is a grant of actual shares subject to a risk of forfeiture and restrictions on transfer. The Compensation Committee may also grant an award of restricted stock units, a contractual commitment to deliver shares at a future date based on the fulfillment of certain service or performance-based vesting conditions. The terms and conditions of any restricted stock award or award of restricted stock units will be determined by the committee. The Compensation Committee may provide for the payment of ordinary dividends or dividend equivalents with regard to such awards.

        Other Equity-Based Awards.    The Compensation Committee may grant other types of equity-based awards in such amounts and subject to such terms and conditions as the committee determines. Each such award may, among other things, (i) involve the transfer of actual shares, either at the time of grant or thereafter, or payment in cash of amounts based on the value of shares; (ii) be subject to performance-based and/or service-based vesting conditions; and (iii) be in the form of phantom stock, performance shares, deferred share units or other full value stock awards.

        Performance-Based Compensation.    The Compensation Committee may grant one or more awards designed to qualify as "performance-based" compensation under Section 162(m) based on the grant or vesting of such awards being contingent on the achievement of certain pre-established performance goals. In such case, the following performance goals may be used for any particular grant: (a) total stockholder return; (b) return on assets, return on equity, or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business-unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average production growth; (j) efficiency or productivity measures such as annual or multi-year absolute or per-unit operating and maintenance costs; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Compensation Committee; (l) debt ratios or other measures of credit quality or liquidity; (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Compensation Committee; (n) sales and marketing measures, such as annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the Compensation Committee; and (o) staffing and retention.

  Tax Withholding

        The plan provides that participants may elect to satisfy certain federal income tax withholding requirements by remitting to us cash or, subject to certain conditions, shares, or by instructing us to withhold shares payable to the participant.

  Amendment and Termination

        Our Board of Directors may amend, suspend, discontinue, or terminate the long-term equity incentive plan or the Compensation Committee's authority to grant awards under the long-term equity incentive plan in any respect, except that, to the extent that any applicable law, regulation or rule of a stock exchange requires stockholder approval for any revision or amendment to be effective, the revision or amendment will not be effective without stockholder approval. We will not make any grants under the long-term equity incentive plan following the tenth anniversary of the date the plan becomes effective, but awards outstanding at that time will continue in accordance with their terms.

  Federal Income Tax Consequences

        The following is intended only as a brief summary of the material U.S. federal income tax consequences of the long-term equity incentive plan. The tax consequences to a participant will depend generally upon the type of award issued to the participant. In general, if a participant recognizes ordinary income in connection with the grant, vesting or exercise of an award, we will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant. This summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

        Options and Stock Appreciation Rights.    In general, a participant does not have taxable income upon the grant of an option or a stock appreciation right. The participant will recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of shares acquired on exercise over the aggregate option price for the shares. Upon exercising a stock appreciation right, the participant will recognize ordinary income equal to the cash or fair market value of the shares received over the aggregate base price for the shares. A participant will not recognize ordinary income upon exercise of an ISO, except that the alternative minimum tax may apply. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant will recognize ordinary income. Otherwise, a sale of shares acquired by exercise of an option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares. We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or stock appreciation right, but no tax deduction relating to a participant's capital gains. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling or transferring the shares.

        Restricted Stock, Restricted Stock Units and Other Equity-Based Awards.    If an award is subject to a restriction on transferability and a substantial risk of forfeiture (for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earlier of the removal of the restrictions on transferability or when the risk of forfeiture lapses. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. We can ordinarily claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below regarding Section 162(m). A participant may irrevocably elect to accelerate the taxable income to the time of grant of restricted stock rather than upon lapse of restrictions on transferability or the risk of forfeiture (Section 83(b) election).

        Section 409A.    Section 409A of the Code imposes election, payment and funding requirements on "nonqualified deferred compensation" plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20 percent additional tax. Certain awards that may be issued under the plan may constitute a "deferral of compensation" subject to the requirements of Section 409A of the Code.

        Section 162(m).    Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deduction limitation of Section 162(m) of the Code. Under the long-term equity incentive plan, options and stock appreciation rights granted with an exercise price at least equal to 100 percent of the fair market value of the underlying shares on the date of grant and certain other awards that are conditioned upon achievement of performance goals are intended to qualify as "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify and while we cannot assure you that compensation under the long-term equity incentive plan will be fully deductible by us under all circumstances, we have structured the long-term equity incentive plan with the intent of having awards issued under the plan qualify as "performance based".

Equity Compensation Plan Information

        Set forth below is information as of December 31, 2008, regarding our equity compensation plans:

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2008 Equity Incentive Plan(1)
Restricted stock	475,733	$	N/A	4,520,517
Equity compensation plans not approved by security holders:	—		—	—

Total	475,733	$	N/A	4,520,517

(1)
Awards under the 2008 Equity Incentive Plan may be made in the form of restricted stock.

 OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

        The following table provides information on the restricted stock awards held by each of our named executive officers as of December 31, 2008.

	STOCK AWARDS
Name and Principal Position	Number of Shares of Stock That Have Not Vested		Market Value of Shares or Units Of Stock that Have Not Vested(1)
Robert P. Jornayvaz III	—		$—
Chairman of the Board and Chief Executive Officer
David W. Honeyfield	11,875	(2)	$246,644
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	5,906	(3)	$122,667
Patrick A. Quinn	31,250	(4)	$649,063
Former Interim Chief Financial Officer
Patrick L. Avery	39,062	(4)	$811,318
Former President and Chief Operating Officer	54,687	(3, 5)	$1,135,849
James N. Whyte	23,437	(4)	$486,786
Executive Vice President of Human Resources and Risk Management	22,500	(3)	$467,325
Hugh E. Harvey	—		$—
Chief Technology Officer

(1)
Based on the year-end closing stock price of $20.77 per share.

(2)
Grant vests incrementally as follows: 36 percent on February 28, 2009, 13 percent on December 31, 2009, 15 percent on February 28, 2010, and 12 percent on February 28, 2011. Share number above does not include 3,750 shares of original grant that vested as of December 31, 2008.

(3)
Grants will vest incrementally as follows: 25 percent on April 25, 2009, April 25, 2010, April 25, 2011, and April 25, 2012.

(4)
Grants vest in full on January 5, 2009.

(5)
The Company accepted Mr. Avery's resignation on February 11, 2009, resulting in the forfeiture of these shares and any value associated therewith.

 OPTION EXERCISES AND STOCK VESTED

        The following table provides information, for each of our named executive officers, on the number of shares of restricted stock that vested in fiscal 2008 and the value realized before payment of any applicable withholding taxes and broker commissions.

STOCK AWARDS
Name and Principal Position	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert P. Jornayvaz III	—	$—
Chairman of the Board and Chief Executive Officer
David W. Honeyfield	3,750	$77,888	(1)
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Patrick A. Quinn	—	$—
Former Interim Chief Financial Officer
Patrick L. Avery	—	$—
Former President and Chief Operating Officer(2)
James N. Whyte	—	$—
Executive Vice President of Human Resources and Risk Management
Hugh E. Harvey	—	$—
Chief Technology Officer

(1)
Restricted shares vested on December 31, 2008. Value is based on the closing stock price of $20.77 as of the date of vesting.

(2)
The Company accepted Mr. Avery's resignation on February 11, 2009.

PENSION BENEFITS

        None of our named executive officers participate in or have accrued benefits under qualified or non-qualified defined benefit plans sponsored by us. We do not anticipate establishing such plans at any time in the future.

NON-QUALIFIED DEFERRED COMPENSATION

        None of our named executive officers participate in our have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. While we do not currently anticipate establishing any such plans or programs, we may in the future determine that doing so would be desirable and may institute such plans or programs at that time.

TERMINATION AND CHANGE IN CONTROL PAYMENTS

        This section describes and quantifies potential payments that may be made to certain of our named executive officers at, following, or in connection with the termination of the named executive officer's employment or as a result of a change of control of Intrepid. No disclosure is provided below for Mr. Avery, as the Company accepted his resignation on February 11, 2009, or for Mr. Quinn, who was an independent contractor not entitled to termination or change of control benefits.

  Messrs. Jornayvaz and Harvey

        Messrs. Jornayvaz and Harvey are eligible for the following termination and change of control payments pursuant to the terms of their employment agreements:

POST EMPLOYMENT PAYMENTS
Robert P. Jornayvaz III, Chairman of the Board and Chief Executive Officer

Type of Compensation	Qualifying Termination Unrelated to a Change in Control(2)	Change in Control without termination	Change in Control & Qualifying Termination(2)
Cash Severance	$406,250	$—	$406,250
Equity—Restricted Stock Compensation(1)	—	—	—
Other Benefits—Health & Welfare	—	—	—
Other Benefits—Outplacement Services	—	—	—
Other Benefits—Tax Gross Ups(3)	—	—	—

Total Post Employment Compensation	$406,250	$—	$406,250

POST EMPLOYMENT PAYMENTS
Hugh E. Harvey, Jr., Chief Technology Officer

Type of Compensation	Qualifying Termination Unrelated to a Change in Control(2)	Change in Control without termination	Change in Control & Qualifying Termination(2)
Cash Severance	$406,250	$—	$406,250
Equity—Restricted Stock Compensation(1)	—	—	—
Other Benefits—Health & Welfare	—	—	—
Other Benefits—Outplacement Services	—	—	—
Other Benefits—Tax Gross Ups(3)	—	—	—

Total Post Employment Compensation	$406,250	$—	$406,250

(1)
No outstanding equity grants have been made to Messrs. Jornayvaz and Harvey as of December 31, 2008.

(2)
Assumes that the termination occurs on December 31, 2008. The payment reflects the base salary payable over the remainder of the then-current term of the agreement at executive's then-current salary of $487,500 per annum.

(3)
Calculations are based on the excise tax imposed by Sections 280G and 4999 of the Code and are determined in accordance with such provisions, assuming: (a) termination of employment as of December 31, 2008, (b) full acceleration of all equity incentive awards on December 31, 2008, (c) each executive's base amount and 280G safe harbor are calculated based on average W-2 compensation for the period 2003-2007 (or the period of employment with Intrepid, if shorter), and (d) a stock price of $20.77 on December 31, 2008 (the assumed date of the change of control).

Employment Agreements—Termination and Change of Control Benefits

  Termination Benefits for Messrs. Jornayvaz and Harvey

        The terms of the employment agreements provide for severance solely in the event that either is terminated without "cause," as defined in the agreements. In such event, the executive will be entitled to severance in the amount of compensation payable for the remainder of the then-current term of the agreement.

  Change of Control Benefits for Messrs. Jornayvaz and Harvey

        The terms of the employment agreements also provide that, in the event that we experience a change of control, as defined in the agreements, (a) all equity awards to these executives will become vested in full, and (b) the executives will be entitled to an "efficient" gross up of any golden parachute tax due. See "Executive Compensation—Employment Agreements" above. A termination of employment is not required to receive the change of control benefits.

  Messrs. Honeyfield and Mr. Whyte

        Messrs. Honeyfield and Whyte are entitled to the following termination and change of control payments pursuant to the terms of their change of control severance agreements as described below. All calculations asume termination of employment occurring on December 31, 2008.

POST EMPLOYMENT PAYMENTS
David W. Honeyfield, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Type of Compensation	Qualifying Termination Unrelated to a Change in Control(1)	Change in Control without Termination(2)	Change in Control & Qualifying Termination
Cash Severance	$—	$—	$1,102,500	(3)
Equity—Restricted Stock Compensation(4)	—	369,311	369,311
Other Benefits—Health & Welfare(5)	—	—	41,821
Other Benefits—Outplacement Services	—	—	5,000
Other Benefits—Tax Gross Ups(6)	—	—	—

Total Post Employment Compensation	$—	$369,311	$1,518,632

POST EMPLOYMENT PAYMENTS
James N. Whyte, Executive Vice President of Human Resources and Risk Management

Type of Compensation	Qualifying Termination Unrelated to a Change in Control(1)	Change in Control without Termination(2)	Change in Control & Qualifying Termination
Cash Severance	$—	$—	$744,812	(7)
Equity—Restricted Stock Compensation(4)	—	954,112	954,112
Other Benefits—Health & Welfare(5)	—	—	43,845
Other Benefits—Outplacement Services	$—	—	5,000
Other Benefits—Tax Gross Ups(6)	—	—	356,639	(8)

Total Post Employment Compensation	$—	$954,112	$2,104,408

(1)
No payments are provided under a qualifying termination that is unrelated to a change in control.

(2)
Accelerated vesting upon change of control will occur for all unvested restricted shares in the event of a change of control.

(3)
Cash severance pay generally consists of two times base salary plus two times average of the last 2 years' actual bonus/short-term incentive, issued in a lump-sum payment. However, because Mr. Honeyfield would not have been employed for a full bonus cycle as of December 31, 2008, his severance was equal to two times base salary plus two times his target annual bonus for 2008. See narrative below for further description of the change of control severance agreements.

(4)
Calculated by multiplying the number of unvested restricted shares as of December 31, 2008 by $20.77, the closing price of Intrepid's common stock on December 31, 2008.

(5)
Health and welfare benefits are continued until the earlier of two years from the date of termination or when the executive obtains coverage under another employer's medical plan. Values are based on the cost to the Company of providing such benefits.

(6)
Calculations are based on the excise tax imposed by Sections 280G and 4999 of the Code and are determined in accordance with such provisions, assuming: (a) termination of employment as of December 31, 2008, (b) full acceleration of all equity incentive awards on December 31, 2008, (c) each executive's base amount and 280G safe harbor are calculated based on average W-2 compensation for the period 2003-2007 (or the period of employment with Intrepid, if shorter), and (d) a stock price of $20.77 on December 31, 2008 (the date of the change of control).

(7)
Cash severance pay consists of two times base salary plus two times average of the last 2 years' actual bonus/short-term incentive, issued in a lump-sum payment.

(8)
Represents Code Section 280G gross-up, calculated based on a statutory federal income tax rate of 35 percent, a Medicare tax rate of 1.45 percent, and a state tax rate of 4.63 percent, which is the maximum individual tax rate for Colorado.

Change of Control Agreements

        In November 2008, the Compensation Committee approved the entering of Change of Control agreements for selected employees of Intrepid including Mr. Honeyfield, Mr. Avery, and Mr. Whyte, among other executive and key employees. Pursuant to the terms of the agreements, the named executive officers are entitled to the following:

        Upon a change of control:

  •
  Vesting of all equity awards would occur upon the change of control with no termination required.

  •
  The executives would be entitled to an "efficient" gross up of any golden parachute tax due, identical to that of Messrs. Jornayvaz and Harvey. See "Executive Compensation—Employment Agreements" above.

        In the event the named executive officer's employment is termination by the Company without "Cause" or by the executive for "Good Reason" within 24 months of a change of control, the executive would be entitled to the following additional termination benefits. No benefits would be paid upon termination of employment following a change of control for any other reason, including a termination for "Cause," or as a result of death or disability.

  •
  A lump sum cash payment equal to (i) two times the individual's base salary, plus (ii) two times the average of the actual annual bonus/short-term incentive paid to the executive for the two preceding fiscal years. In the event the employee has not been employed through two full bonus cycles, the bonus portion of the calculation uses the average of the actual bonus paid for the most recently completed cycle and the current year target bonus. In the event the employee has not been employed through a bonus cycle, the bonus portion of the calculation is based on the current year's target bonus amount.

  •
  A lump sum cash payment equal to the current year's target annual bonus/short-term incentive, pro-rated for the length of time the employee was employed during the year prior to termination.

  •
  Continuation of standard health and welfare benefits for up to two years.

  •
  Individual outplacement services up to a maximum of $5,000.

        In order to receive the benefits above, the executive is bound by certain non-solicitation provisions which prohibit the executive from hiring the Company's employees or soliciting its business relations for a period of one year following the date of termination.

        A "change-of-control" occurs if:

  •
  Any individual, entity, or group (other than the Company's current principal owners) becomes the beneficial owner of 30 percent or more of the voting securities of the Company; or

  •
  The current directors on the Board, or directors nominated by such individuals, cease to constitute at least two-thirds of Board; or

  •
  There is a merger, consolidation, or other direct or indirect sale of the Company or its assets that will result in the voting securities of the successor entity being owned less than 30 percent by the Company's voting security holders prior to such transaction; or

  •
  The Company's stockholders approve a complete plan of liquidation or dissolution.

        "Cause" means any (i) conviction of (or pleading nolo contendere to) a felony, (ii) engaging in theft, fraud, embezzlement, or willful misappropriation of the property of the Company; (iii) violation of any Company policy or practice regarding discrimination or harassment that would be grounds for termination of a Company employee in general; and (iv) willful failure to perform substantially executive's material duties which is not cured within 30 days.

        "Good Reason" means (i) a reduction in executive's base salary or annual bonus opportunity; (ii) a material diminution in executive's responsibility or authority; (iii) a change of more than 30 miles in the location at which executive primarily performs his services; or (iv) any material failure by the Company to comply with any material term of this Agreement. The executive is required to notify the Company of such event or condition within ninety (90) days of the initial existence of the event or condition.

DIRECTOR COMPENSATION

        The following table sets forth the annual and long-term compensation received during 2008 by the non-employee directors of Intrepid. The amounts presented represent the fair value of compensation expense that has been recorded by the Company. The stock based component of the compensation has been recorded based on the valuation provisions required by the Statement of Financial Accounting Standard No. 123(R)—"Share Based Payment".

Name and Principal Position	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Terry Considine, Director (Class I)	$55,000	$49,984	$104,984
J. Landis Martin, Director (Class II)	$65,000	N/A	$65,000
Barth E. Whitham, Director (Class II)	$60,000	$49,984	$109,984

    (1)
    This column sets forth the amount of the fees paid to each director by Intrepid in 2008. For more information regarding these fees, see the narrative accompanying this table.

    (2)
    This column sets forth the accounting cost of stock granted to the directors in 2008 that was expensed in 2008, which is equal to the number of shares granted to each director multiplied by the IPO price of $32.00 per share. For more information regarding these grants, see the narrative accompanying this table.

 Non-Employee Director Compensation Policy

        We adopted a non-employee director compensation program coincident with the closing of our IPO. Under this program, we determined that non-employee directors are entitled to reimbursement of all out of pocket expenses incurred by them in connection with services provided in their capacity as directors of Intrepid. In addition, for each fiscal service period, which is generally the period from one annual meeting to the next (for 2008, this period runs from the date of our IPO through our 2009 Annual Stockholders Meeting), each non-employee director is generally entitled to compensation equal to $110,000, determined as follows:

  •
  An annual cash retainer of $50,000, paid in equal quarterly installments.

  •
  A fully vested grant of stock having a grant date fair value of $60,000, issued as of the first board meeting after the annual stockholders meeting. No such regular annual stock grants have been made to date, as the upcoming 2009 Annual Stockholders Meeting is the Company's first. However, certain special one-time grants were made to Messrs. Considine and Whitham coincident with the closing of our IPO. See "Special IPO Stock Grants," below.

        In addition to the compensation described above, certain non-employee directors are also entitled to compensation for their service as committee chairpersons, as follows:

  •
  A $15,000 annual retainer for the Audit Committee chairperson, paid in equal quarterly installments.

  •
  A $10,000 annual retainer for Compensation Committee chairperson, paid in equal quarterly installments.

  •
  A $5,000 annual retainer for the Nominating and Corporate Governance Committee chairperson, paid in equal quarterly installments.

        The Nominating and Corporate Governance Committee conducted a review of director compensation early in 2009 and recommended for approval by the Board an increase in non-employee director compensation for the fiscal service period beginning on the date of our 2009 Annual Stockholders Meeting. The recommendation was based on a review of median compensation for a typical non-employee director of a company of comparable size to Intrepid as set forth in general industry data. The compensation data obtained for evaluation by the Nominating and Corporate Governance Committee was gathered and analyzed by Towers Perrin. Pursuant to such recommendation, annual non-employee director compensation was increased to $130,000 as follows, effective for the service period beginning on the date of our 2009 Annual Stockholders Meeting:

  •
  The annual cash retainer would be increased to $55,000, paid in quarterly installments, and

  •
  The grant date fair value of the fully vested stock issued at the first board meeting after the annual stockholders meeting (beginning with the 2009 Annual Stockholders Meeting) has been increased to $75,000.

        No change was recommended or instituted to the committee chairperson retainer compensation.

Special IPO Stock Grants

        On or around the closing of the IPO, Messrs. Considine and Whitham were each granted a stock award under our long term equity incentive plan consisting of a number of shares determined by dividing $50,000 by $32.00, the offering price per share of the Company's common stock pursuant to the IPO, rounded down to the next whole share. The purpose of the grants was to compensate these directors for the fact that they would not otherwise be entitled to a stock grant for 2008 under the non-employee director program, based on the effective date of the IPO and the fact that Company did not have a regularly scheduled annual stockholders meeting until 2009. Mr. Martin was offered, but declined, a similar award. These awards were fully vested upon issuance. The compensation expense recorded in the Company's financial statements for these awards is equal to their fair value, as calculated under the valuation provisions required by Statement of Financial Standard No. 123(R)—"Share Based Payment".

Employee Directors

        Employee directors do not receive additional compensation for serving on the Board of Directors or any committee.

Other Reportable Items Related to Payments Made by the Company Associated with Service of a Director

        There are no other reportable items related to payments made by the Company associated with service of a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows beneficial ownership of shares of Intrepid common stock as known by the Company as of April 1, 2009, by all beneficial owners of more than five percent of the outstanding shares of Intrepid common stock as of April 1, 2009, by each director, director nominee, and executive officer named in the Summary Compensation Table, and all directors, director nominees, and executive officers as a group. Unless otherwise specified, the address of each named beneficial owner is 707 17th Street, Suite 4200, Denver, Colorado 80202.

Name of Beneficial Owner	Shares beneficially owned excluding options	Options exercisable within 60 days of April 1, 2009	Total shares beneficially owned(1)		Percent beneficially owned
Name and Address of Stockholders Owning More Than 5%
Robert P. Jornayvaz III, Chairman and Chief Executive Officer	16,153,698	—	16,153,698	(2)	21.5%
Hugh E. Harvey, Jr., Chief Technology Officer	16,153,578	—	16,136,578	(3)	21.5%
Name and Position of Directors and Named Executive Officers
Terry Considine, Director	49,962	—	49,962	(4)	<0.1%
J. Landis Martin, Director	1,038,820	—	1,038,820	(5)	1.4%
Barth E. Whitham, Director	9,062	—	9,062	(6)	<0.1%
David W. Honeyfield, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	31,541	—	31,541	(7)	<0.1%
Patrick A. Quinn, Former Interim Chief Financial Officer	16,250	—	16,250		<0.1%
Patrick L. Avery, Former President and Chief Operating Officer	28,616	—	28,616	(8)	<0.1%
James N. Whyte, Executive Vice President of Human Resources and Risk Management	45,792	—	45,792	(9)	<0.1%
All executive officers and directors as a group (12 persons including those named above)	33,587,065	—	33,587,065		44.6%

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire such power within 60 days, through the exercise of any stock option or other right.

(2)
Includes 15,836,000 shares held by Intrepid Production Corporation that are or may be deemed to be beneficially owned by Robert P. Jornayvaz III. Mr. Jornayvaz is the sole shareholder, sole director and President of Intrepid Production Corporation. Mr. Jornayvaz was granted 17,578 shares of restricted common stock on February 25, 2009, which will vest in three equal annual installments beginning on February 25, 2010. This amount also includes 300,000 shares of common stock held by LARRK Foundation and 120 shares of common stock held by Mr. Jornayvaz's daughter, of which he disclaims beneficial ownership.

(3)
Includes 16,136,000 shares held by Harvey Operating and Production Company that are or may be deemed to be beneficially owned by Hugh E. Harvey, Jr. Mr. Harvey is the sole shareholder, sole director and President of Harvey Operating and Production Company. Mr. Harvey was granted 17,578 shares of restricted common stock on February 25, 2009, which will vest in three equal annual installments.

(4)
Includes 1,562 shares of common stock granted to Mr. Considine as a non-employee director under Intrepid's 2008 Equity Incentive Plan on the effective date of the Company's Form S-8 Registration Statement. As the result of a pro rata distribution of stock by Potash Acquisition, LLC on November 11, 2008, Mr. Considine indirectly owns 4,840 shares of stock through CIC Retirement Plan, a qualified retirement plan and 38,720 shares of stock through Carbondale Corporation Retirement Plan, a qualified retirement plan. This amount also includes 4,840 shares of common stock held by the Considine Family Foundation.

(5)
Includes 23,877 shares of common stock held directly by Mr. Martin; 897,840 shares of common stock held by Platte River Ventures, LLC, of which Mr. Martin is the sole member; 105,021 shares of common stock held in trust for the Martin children; and 12,082 shares of common stock held by the J. Landis & Sharon Martin Family Foundation. Excludes 263,485 shares of common stock held by Sharon S. Martin, Mr. Martin's spouse. The address for Mr. Martin is 200 Fillmore Street, Suite 200, Denver, Colorado 80206.

(6)
Includes 1,562 shares of common stock granted to Mr. Whitham as a non-employee director under Intrepid's 2008 Equity Incentive Compensation Plan on the effective date of the Company's Form S-8 Registration Statement.

(7)
Represents 13,375 unrestricted shares and 18,166 unvested restricted shares.

(8)
Mr. Avery resigned from the Company on February 12, 2009. These shares vested or were acquired prior to Mr. Avery's resignation.

(9)
Represents 18,847 unrestricted shares and 25,865 unvested restricted shares. Additionally, Mr. Whyte indirectly beneficially owns 230 shares of common stock held in his minor son's custodial account and 850 shares of common stock owned by his minor son.

Stock Ownership Guidelines

        The Board has established stock ownership guidelines in March 2009 for the Company's board members and senior management team to own and hold significant amounts of the Company's common stock in order to align their interests with those of our stockholders. The stock ownership guidelines for its senior management team and members of the Board are as follows:

        The Chief Executive Officer is expected to own common stock of the Company having an average value equal to a minimum of three times the then-current annual base salary. The CEO is expected to reach such level of common stock ownership within five years of the later of (i) March 2009, or (ii) the date of hire.

        The individuals that are deemed senior management, which is defined as any member of management having a job title of Senior Vice President or above other than the CEO, are expected to own common stock of the Company having an average value equal to a minimum of two times their then-current annual base salary. Each member of the senior management team is expected to reach such level of common stock ownership within five years of the later of (i) March 2009, or (ii) their date of hire.

        In the event that any member of the senior management team, including the CEO, has not yet achieved the common stock ownership level set forth in these guidelines, such individual shall be expected to retain ownership of 50 percent of all common stock received pursuant to equity incentive awards under the Company's equity incentive plans (on an after-tax basis) until such ownership level has been achieved.

        Each member of the Company's Board of Directors is expected to own common stock of the Company having an average value equal to a minimum of three times the Board member's then-current base annual cash retainer. Each member of the Board is expected to reach such level of common stock ownership within five years of the later of (i) March 2009, or (ii) the date that they first become a member of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Transactions with Related Persons

        The Company has adopted a written policy and procedures for the Audit Committee's review of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of this policy, a "related person" means (i) any of our directors, executive officers or nominees for director, (ii) any stockholder that beneficially owns more than 5 percent of the Company's outstanding shares of common stock, (iii) any immediate family member of the foregoing, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or other principal or has a substantial ownership interest (more than 10 percent) or control of such entity. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its stockholders.

        In addition, Intrepid's Code of Business Conduct and Ethics provides that no director, officer or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of such opportunity through his or her affiliation with the Company.

Related Person Transactions

        Set forth below is a description of related transactions between Intrepid and its officers, directors and greater than five percent stockholders during the last fiscal year and the current fiscal year.

        Director Designation and Voting Agreement.    For a description of this agreement, see "Board and Committee Meetings—Director Designation and Voting Agreement" described previously.

        Registration Rights Agreement.    On April 25, 2008, the Company, HOPCO, IPC and PAL executed a Registration Rights Agreement. Under the Registration Rights Agreement, each of HOPCO, IPC and PAL has the right, in certain circumstances, to require the Company to register for sale some or all of the shares of common stock held by such stockholder. Subject to the terms and conditions of the Registration Rights Agreement, each of HOPCO, IPC and PAL will have the right to make three such "demands" for registration, one of which may require a shelf registration statement. In addition, in connection with future registered offerings by the Company, whether pursuant to a "demand" registration or otherwise, HOPCO, IPC and PAL will have the ability to exercise certain "piggyback registration rights" and have some or all of their shares included in the registration statement. The Company will bear all costs of registration pursuant to the registration rights provided in the Registration Rights Agreement.

        Airplane Use Policy.    Under Intrepid's aircraft use policy, Mr. Jornayvaz, Mr. Harvey, and approved executive officers are allowed personal use of Intrepid's plane. Any personal use of aircraft may be taxable to the executive officer as a "fringe benefit" under Internal Revenue Service ("IRS") regulations. Additionally, Mr. Jornayvaz and Mr. Harvey may use the plane under dry-leases and reimburse Intrepid the lesser of the actual cost or the maximum amount chargeable under Federal Aviation Regulation 91-501(d). Personal use of the airplane was calculated based on occupied seat miles, rather than flight miles, based on IRS regulations. Flight segments may have passengers for both personal and business purposes. Each seat occupied for personal use was multiplied by the flight segment miles to calculate the percentage of flight time reported as personal use pursuant to IRS regulations.

        Additionally, an entity formed in May 2008 known as BH Holdings LLC, which is owned by entities controlled by Mr. Jornayvaz and Mr. Harvey, entered into a dry-lease arrangement with the Company to allow the Company use of an aircraft owned by BH Holdings LLC for Intrepid business purposes. The dry-lease rate and the dry-lease arrangement were approved by the Company's Audit Committee.

        In the period from April 25, 2008, through December 31, 2008, Intrepid incurred dry-lease charges of $292,000. As of December 31, 2008, Intrepid has an accounts payable balance due to BH Holdings LLC of $26,000.

        Sublease of Office Space from Intrepid.    Intrepid entered into an agreement with IPC and The LARRK Foundation during 2008 to sublease portions of our new headquarters office space to these entities. The LARRK Foundation is a charitable foundation of which Mr. Jornayvaz and his wife are trustees. The subleases to IPC and The LARRK Foundation are on the same general terms and conditions as the master lease under which Intrepid leases this office space. IPC and The LARRK Foundation have paid their respective shares of the security deposit due under the master lease and paid directly for the buildout of their respective subleased space. The subleases begin on February 1, 2009, and end on April 30, 2019, for total lease terms of one hundred twenty-three (123) months. The annual minimum lease payments to be made by IPC to the Company for the next five years and thereafter are presented below (in thousands):

2009	$44
2010	69
2011	71
2012	73
2013	75
Years 2014 - 2019	443

Years 2009 - 2019	$775

        The annual minimum lease payments to be made by The LARRK Foundation to the Company for the next five years and thereafter are presented below (in thousands):

2009	$6
2010	10
2011	10
2012	9
2013	10
Years 2014 - 2019	59

Years 2009 - 2019	$104

        Transition Services Agreement.    On April 25, 2008, the Company, Intrepid Oil & Gas, LLC ("IOG") and (for the limited purposes described therein) Intrepid Potash—Moab, LLC executed a Transition Services Agreement. Pursuant to the Transition Services Agreement, IOG may require specified employees of the Company or its subsidiaries (other than Messrs. Jornayvaz and Harvey) to provide a limited amount of accounting, geology, land title and engineering services in connection with IOG's oil and gas venture.

        IOG is obligated to reimburse the Company for and in connection with the use of the Company's services, in an amount equal to the sum of:

  •
  the number of hours the Company's employees spent performing services under the Transition Services Agreement for such month, multiplied by a cost per hour for each employee, which takes into account actual gross wages, salaries, bonuses, incentive compensation and payroll taxes of such employee, employee benefit plans attributable to such employee and other benefits directly attributable to such employee, plus

  •
  all reasonably documented out-of-pocket costs and expenses incurred by the Company during such month.

        The Transition Services Agreement limits the aggregate time spent by any employee of the Company or its subsidiaries on projects under the agreement to 15 percent. This limit may only be exceeded with the prior approval of the Company's Board of Directors.

        In addition, the parties to the Transition Services Agreement (i) acknowledge that IOG owns the rights that permit IOG to drill an oil and gas well at an agreed location near the Company's Moab Mine; and (ii) consent to and authorize the drilling of the well by IOG at its own expense, provided that such drilling does not interfere with the operations of the Company. If and to the extent any costs are incurred by the Company in connection with IOG's drilling of the well, such costs will be reimbursable under the Transition Services Agreement. If IOG determines in its sole discretion that the well is noncommercial for oil and gas production, and the Company agrees that the well should be converted for use in its potash production, the Company will buy the well from IOG for a specified amount not to exceed $750,000 or IOG's actual out-of-pocket cost for the drilling and related costs and expenses incurred by IOG to drill the well to the base of the potash zones. IOG has agreed to indemnify the Company for any damage to the Moab Mine that is caused by the drilling of the well.

        The Transition Services Agreement has a one-year term and may be terminated by IOG at any time on 30 days' prior written notice.

        Relationship with Quinn & Associates, P.C.    Mr. Quinn, who served as our Interim Chief Financial Officer of Intrepid Mining LLC until March 24, 2008, is an independent contractor and performs services for us through the accounting firm of Quinn & Associates, P.C. ("Q&A"), of which he is the primary owner. In 2008, we paid Q&A $407,665 for services rendered on our behalf by Mr. Quinn and other employees of Q&A, $116,213 of which was attributable directly to services performed by Mr. Quinn. Services related to contract accounting and consulting services. Q&A has not provided any attest services to Intrepid, its subsidiaries or any predecessor entity at any time. In 2008, payments from Intrepid and from Intrepid Mining LLC, prior to the IPO, represented approximately 26 percent of Q&A's 2008 annual revenue.

LIMITATION OF LIABILITY AND INDEMNIFICATION

        As permitted by the Delaware General Corporation Law, or DGCL, our restated certificate of incorporation contains provisions that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

  •
  any breach of the person's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

  •
  any transaction from which the person derived an improper personal benefit.

        These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        As permitted by the DGCL, our restated certificate of incorporation and restated bylaws provide that:

  •
  we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director, officer, employee or agent of another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

  •
  we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

        We have obtained liability insurance for our directors and officers.

        Our restated certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. Our restated bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deem appropriate.

        We have entered into separate indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

        We have agreed, subject to the right to reassess at a later date upon all available information, to indemnify and advance expenses incurred on behalf of each of our directors and our former President and Chief Operating Officer, Patrick L. Avery, in connection with their defense of claims brought against them in one or more of the following lawsuits and any subsequent proceeding relating to the same underlying factual allegations and claims: Chau v. Intrepid Potash, Inc., et al., 1:09-cv-00320-PAB-KMT (D. Colo.); Arnone v. Intrepid Potash, Inc., et al., 1:09-cv-00520-PAB-BNB (D. Colo.); Gerlach v. Intrepid Potash, Inc., et al., 1:09-cv-00547-CMA (D. Colo.) and Griggs v. Robert Jornayvaz III, et al., 09-cv-00629-PAB-KMT (D. Colo.).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers, and persons holding more than ten percent of Intrepid common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC and Intrepid. The SEC has designated specific deadlines for these reports and Intrepid must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on a review of reports filed with the Company, all directors, executive officers, and ten percent owners timely filed all reports regarding transactions in the Company's securities required to be filed for 2008 by Section 16(a) under the Securities Exchange Act of 1934 with the following exceptions. A Form 4 with respect to the sale of stock of the Company by R.L. Moore, a Senior Vice President for Marketing and Sales of the Company, due to a clerical error, was filed two days late. A distribution of Company stock received on November 11, 2008, by entities indirectly controlled by Terry Considine, a director, was not timely reported on a Form 4 but was reported on a Form 5 in February 2009. A late Form 4 with respect to the forfeiture of 54,687 restricted shares by Mr. Avery, our former President and Chief Operating Officer, was filed on February 25, 2009, which was to report the forfeiture of these restricted shares resulting from our acceptance of his resignation on February 11, 2009.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company's independent accountants, (3) the performance of the Company's internal audit function, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.

        Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of the Company for the year ended December 31, 2008. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTREPID POTASH, INC.
J. Landis Martin, Chairman Terry Considine Barth E. Whitham

March 26, 2009

HOUSEHOLDING

        As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202, Attention: Secretary, or by telephone at (303) 296-3006. Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

FUTURE STOCKHOLDER PROPOSALS

        Intrepid must receive any Intrepid stockholder proposal for the annual meeting of stockholders in 2010 before December 16, 2009, for the proposal to be included in the Intrepid proxy statement and form of proxy for that meeting. For stockholder proposals submitted outside of the proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, Intrepid's Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary of Intrepid not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2010 annual meeting must be received by Intrepid between January 27, 2010, and February 26, 2010.

OTHER MATTERS

        Management does not know of any matters other than the election of the one Class I director and the ratification of the appointment by the Audit Committee of KPMG LLP as the Company's Independent Registered Public Accounting Firm, to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

David W. Honeyfield Executive Vice President, Chief Financial Officer, Treasurer and Secretary

April 7, 2009

Annex A

INTREPID POTASH, INC.

AUDIT COMMITTEE CHARTER

        There will be a committee of the Board of Directors (the "Board") of Intrepid Potash, Inc. (the "Corporation") that will be called the Audit Committee.

1.     Statement of Purpose

        The purpose of the Audit Committee is to provide assistance to the Board in fulfilling the Board's responsibilities to the Corporation and its stockholders relating to the accounting and financial reporting process and the audit of the Corporation's financial statements. To that end, the Audit Committee will oversee management's processes and activities relating to the following:

  a)
  maintaining the reliability and integrity of the Corporation's accounting policies, financial reporting practices and financial statements;

  b)
  the independent auditor's qualifications and independence;

  c)
  the performance of the Corporation's internal audit function and independent auditor; and

  d)
  compliance with laws and regulations and the requirements of any stock exchange or quotation system on which the Corporation's securities may be listed.

2.     Committee Membership

        The Audit Committee will consist of no fewer than three members. The Audit Committee will be composed of directors who satisfy the independence, experience, and financial expertise requirements set forth in the Corporate Governance Standards for Listed Issuers of the New York Stock Exchange ("NYSE") and Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the rules and regulations promulgated thereunder, provided that the Board may determine that the Corporation will avail itself of the exemptions from such requirements provided under the NYSE rules and the Exchange Act.

        Each member of the Audit Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after her or his appointment). In addition, at least one member of the Audit Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The Board may, in its discretion, determine that one or more members of the Audit Committee are "financial experts" as defined by the U.S. Securities and Exchange Commission (the "Commission").

        The members of the Audit Committee will be appointed annually, and may from time to time be removed, by the Board. The Board will take into account any recommendations of the Nominating and Corporate Governance Committee in making such appointments.

        Generally, it is expected that Audit Committee members will not simultaneously serve on more than two other audit committees of public companies in addition to the Audit Committee. If the Board determines that a Committee member's simultaneous service on more than two other public company audit committees does not impair the member's service to the Corporation, it will state so in the Corporation's annual proxy statement. All Audit Committee members shall advise the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee before accepting membership on another audit committee.

3.     Meetings; Executive Sessions

        The Audit Committee will meet on a regular basis, but no less frequently than four times per year, and shall hold special meetings as required. Periodically, but no less frequently than once per year, the Audit Committee will meet with management, the internal auditors (or other personnel responsible for the internal audit), and the independent auditor in separate executive sessions.

        The Board will designate one member of the Audit Committee to serve as its chairperson or, if no such designation is made, a chairperson may be selected by the affirmative vote of the majority of the Committee members. Meetings of the Audit Committee may be called by or at the request of the Board, any member of the Audit Committee or the Chief Executive Officer. Other members of the Board may attend meetings of the Committee upon invitation of the Committee.

4.     Functions and Responsibilities

        In furtherance of the purposes set forth above, the Audit Committee will perform the functions and responsibilities described in this Charter as appropriate and will have all powers of the Board necessary or desirable to perform such functions and responsibilities as may be delegated to a committee of the Board under Delaware law. Notwithstanding the enumeration of specific functions and responsibilities herein, the Audit Committee policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions in fulfilling its responsibilities to the Corporation and its stockholders.

  a)
  The Audit Committee will prepare the report required by the rules of the Commission to be included in the Corporation's annual proxy statement.

  b)
  The Audit Committee will have the sole authority to appoint or replace the independent auditor. The Audit Committee will be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services. The independent auditor will report directly to the Audit Committee.

  c)
  All auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor must be approved by the Audit Committee in advance, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

  d)
  The Audit Committee will make regular reports to the Board. The Audit Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee will annually review the Audit Committee's own performance.

  e)
  In addition, the Audit Committee will have the following responsibilities:

  (i)
  Financial Statement and Disclosure Matters

  (1)
  Review and discuss with management and the independent auditor the Corporation's annual audited financial statements and the independent auditor's report thereon, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

      (2)
      Review and discuss with management and the independent auditor the Corporation's annual report on internal control over financial reporting and the independent auditor's report thereon, including disclosures made in "Controls and Procedures," and the annual certifications of the Chief Executive Officer and the Chief Financial Officer made pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and recommend to the Board whether the annual certifications should be included in the Corporation's Form 10-K.

      (3)
      Review and discuss with management and the independent auditor the Corporation's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of its Form 10-Q and the results of the independent auditor's review of the quarterly financial statements.

      (4)
      Review and discuss with management and the independent auditor the certifications of the Chief Executive Officer and the Chief Financial Officer made pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, including the disclosures made therein with respect to disclosure controls and procedures and internal control over financial reporting, prior to the filing of its Form 10-Q.

      (5)
      Review and discuss with management and the independent auditor, as applicable: (A) significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, major issues as to the adequacy or effectiveness of the Corporation's internal controls, and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; (D) effects of changes in accounting standards that may materially affect the Corporation's financial reporting practices; and (E) earnings press releases as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

      (6)
      Hold meetings on a quarterly basis to review and discuss quarterly reports from the independent auditor on (A) all critical accounting policies and practice to be used; (B) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and treatments preferred by the independent auditor; and (C) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      (7)
      Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such risk exposures, including the Corporation's risk assessment and risk management policies or guidelines.

      (8)
      Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit or any review services, including any difficulties encountered in the course of the audit or review work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      (9)
      Review disclosures made to the Audit Committee by the Corporation's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal control over financial reporting.

    (ii)
    Oversight of the Corporation's Relationship with the Independent Auditor

    (1)
    (A) Obtain and review a formal written statement from the independent auditor at least annually regarding (i) the audit firm's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with such issues, and (iv) all relationships between the independent auditor and the Corporation (consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee); (B) evaluate the qualifications, performance, and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, considering whether the auditor's internal quality-controls are adequate, considering whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence and actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor, taking into account the opinions of management and the Corporation's internal auditors; and (C) present its conclusions and consequent recommendations with respect to the independent auditor to the Board.

    (2)
    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the concurring audit partner responsible for reviewing the audit, and any other partners subject to rotation, as required by law.

    (3)
    Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditor who were engaged on the Corporation's account or otherwise participated in any audit of the Corporation.

    (4)
    Discuss with the independent auditor any accounting or auditing issues with respect to which the Corporation's audit team consulted with the independent auditor's national office.

    (5)
    Review with the independent auditor any audit problems or difficulties and management's response.

    (6)
    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

    (7)
    Establish appropriate policies as necessary from time to time to facilitate these functions.

    (iii)
    Oversight of the Corporation's Internal Audit Function

    (1)
    Ensure the Corporation maintains an internal audit function and at least annually evaluate the performance of the Corporation's internal audit function.

      (2)
      Review and discuss with the independent auditor, the internal auditor, and management, as appropriate, the internal auditor function's responsibilities, budget, and staffing and any recommendations or suggested changes in the planned scope of the internal audit, including compliance with The Institute of Internal Audits Standards for Professional Practice of Internal Auditing.

      (3)
      Review with the internal auditor, on a periodic basis as appropriate, the results of specified projects assigned to the internal auditor, and coordinate with management to ensure that any significant findings or control weaknesses are addressed and resolved.

    (iv)
    Compliance Oversight Responsibilities

    (1)
    Review any reports of the independent auditor mandated by Section 10A of the Exchange Act and obtain from the independent auditor any information with respect to illegal acts in accordance with Section 10A.

    (2)
    Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    (3)
    Take actions it considers necessary to enforce the Code of Business Conduct and Ethics adopted by the Board, including the establishment of procedures to consider alleged violations of such codes or any other matters pertaining to the integrity of management. This should include regular reviews of the compliance processes and reporting and disclosure of any violations and any waivers granted by the Board under such codes.

    (4)
    In its discretion, conduct or authorize investigations into matters within its scope and responsibility.

    (5)
    Periodically review the Corporation's insider trading policy.

    (6)
    Review transactions of the Company involving "related persons," as such terms is defined in Item 404(a) of Regulation S-K promulgated by the Commission in accordance with the Corporation's Statement of Policy with Respect to Related Party Transactions. No such transaction may be entered into unless and until it has been approved by the Audit Committee as set forth in the Statement of Policy with Respect to Related Party Transactions.

    (7)
    Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (A) matters that may have a material impact on the financial statements of the Corporation and (B) matters involving potential or ongoing material violations of law by the Corporation or its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation.

        The Audit Committee will have the authority, to the extent it deems necessary or appropriate to carry out its functions and responsibilities, to retain independent legal, accounting, or other advisors. The Corporation will provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation (i) to the independent auditor for the purpose of rendering or issuing an audit report or related work or performing other audit, review, or attest services, (ii) to any advisors employed by the Audit Committee, and (iii) for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members or may delegate authority to one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that all decisions to grant pre-approvals pursuant to such delegated authority will be presented to the entire Audit Committee at its next scheduled meeting.

5.     Limitation on Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to, and the Audit Committee will not, (a) plan or conduct audits, (b) prepare the Corporation's financial statements, or (c) determine or certify that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPROVED by the Board on March 26, 2009.

<STOCK#> MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 MMMMMMM 0 2 1 5 4 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 011KAB 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2. For Against Abstain 2. The ratification of the appointment by the Audit Committee of KPMG LLP as the Company’s Independent Registered Public Accounting Firm. Change of Address — Please print new address below. 1. The election of one Class I Director nominated by the Board of Directors to serve a three-year term expiring at the 2012 annual meeting of stockholders: 01 - Terry Considine For Withhold [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 28, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/IPI • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Notice of Annual Stockholders’ Meeting 707 17th Street, Suite 4200 Denver, Colorado 80202 Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2009 The 2009 annual meeting of the stockholders of Intrepid Potash, Inc. is scheduled to be held at the Pecos River Village Conference Center, 701 Muscatel Avenue, Carlsbad, NM, 88220 on Thursday, May 28, 2009, at 4:30 MDT. Only stockholders of record at the close of business on April 1, 2009, may vote at this meeting. Please vote by using the telephone or Internet voting systems described on the proxy card or, if this proxy statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible. Any stockholder may revoke its proxy at any time before the vote is taken at the meeting. (Items to be voted appear on reverse side.) . Proxy — Intrepid Potash, Inc. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]